Exhibit 10.19

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BGS649 ASSET PURCHASE AGREEMENT

by and between

NOVARTIS PHARMA AG

and

MEREO BIOPHARMA 2 LIMITED

Dated as of July 28, 2015

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Schedules:
Schedule 1.1(a) – Purchased IP
Schedule 1.1(b) – Assumed Contracts
Schedule 1.1(c) – Regulatory Filings and Approvals
Schedule 1.1(e) – Purchased Inventory
Schedule 1.7(f) – Novartis Disclosure Schedule
Schedule 1.7(g) – Consents

Exhibits:
Exhibit A – [Intentionally Omitted]
Exhibit B – Subscription Agreement
Exhibit C – Bill of Sale
Exhibit D – [Intentionally Omitted]
Exhibit E – Patent Assignment
Exhibit F – Loan Note
Exhibit G – Compound
Exhibit H – Form of Novartis Invoice

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EXECUTION COPY

BGS649 ASSET PURCHASE AGREEMENT

This BGS649 ASSET PURCHASE AGREEMENT (this “Agreement”) is entered into as of July 28, 2015, by and between Novartis Pharma AG, a Swiss company (“Novartis”), and Mereo BioPharma 2 Limited, a private limited company incorporated in England and Wales (“Buyer”) and a wholly owned subsidiary of Mereo BioPharma Group Limited, a company incorporated in England and Wales (“Mereo”). Hereinafter, “Parties” shall mean Novartis and Buyer together, and “Party” shall mean either Novartis or Buyer, as the context requires.

RECITALS

WHEREAS, Novartis desires to sell, and Buyer desires to acquire, certain assets/rights of Novartis and its Affiliates related to the Compound or Products (hereinafter defined) on the terms set forth in this Agreement.

WHEREAS, in connection with this Agreement, concurrently with the execution and delivery of this Agreement, Novartis and Mereo are entering into a subscription agreement in the form attached hereto as Exhibit B (the “Subscription Agreement”) pursuant to which Novartis will subscribe for equity in Mereo.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, Buyer, Mereo, and, on behalf of itself and, as applicable, its Affiliates, Novartis hereby agree as follows:

ARTICLE I

TRANSFER OF PROPERTIES AND ASSETS OF SELLERS

Section 1.1    Sale and Transfer of Properties and Assets.

Upon the terms and subject to the conditions of this Agreement, Buyer shall purchase and acquire, and Novartis shall, and, as applicable, shall cause its Affiliates to, sell, transfer, convey, assign and deliver to Buyer, free and clear of all mortgages, pledges, charges, hypothecations, liens, claims, and encumbrances of any kind, nature or description (collectively, “Liens”) (except as expressly permitted in this Agreement and except Permitted Liens), at the closing (the “Closing”), all right, title and interest of Novartis and its Affiliates (collectively, “Sellers” and each a “Seller”) in and to the following assets and rights (collectively, the “Purchased Assets”):

(a)    all Purchased IP, including the Patent rights listed on Schedule1.1(a);

(b)    all rights of any of the Sellers under Contracts to the extent related to the Compound, including the Contracts listed on Schedule 1.1(b), as such Contracts may have been amended prior to the date hereof (the “Assumed Contracts”);

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(c)    all Regulatory Filings and Approvals to the extent related to the Compound, including the Regulatory Filings and Approvals set forth on Schedule 1.1(c);

(d)    all intangibles and goodwill of Sellers arising from the Purchased IP;

(e)    all Inventory of the Compound or Products, including the Inventory listed on Schedule 1.1(e), that is not consumed in the ordinary course of the Business prior to the Closing Date (the “Purchased Inventory”);

(f)    [Intentionally omitted];

(g)    all books, records, files, manuals, and other documentation (including clinical study reports, investigator brochures, and laboratory books), or portion thereof, in the Control of any Seller to the extent relating to the Compound or Products, including (i) all data in all databases for all clinical and pre-clinical studies for all drug trials undertaken in connection with the Compound, (ii) all Purchased IP files, file histories and other technical documents and correspondence, and (iii) all business information, tangible or intangible, to the extent relating to the Compound or Products (the “Assigned Books and Records”); and

(h)    all claims (including claims for past infringement or misappropriation of the Purchased IP), causes of action, judgments and demands of whatever kind or description, or portion thereof (regardless of whether or not such claims and causes of action have been asserted by Seller), to the extent relating to any of the Purchased Assets.

Within [***] days after the Closing, Novartis shall deliver to Buyer, a schedule setting forth in reasonable detail the location of all tangible Purchased Assets, whether held by any of the Sellers or by Third Parties on behalf of any Sellers.

Section 1.2    Excluded Assets.

All assets, properties, rights and interests of Sellers not included in the Purchased Assets and any Assumed Contracts that may not be assigned to Buyer without the written consent of a Third Party which has not been obtained prior to the Closing are expressly excluded from the purchase and sale contemplated hereby until such time, if any, as such consent is obtained, and as such are not included in the Purchased Assets and shall remain the assets, property rights and interests of Sellers until such time, if any, as such consent is obtained (collectively, the “Excluded Assets”), subject to Sellers’ obligation pursuant to Section 5.5(c) to use commercially reasonable efforts to obtain such consent promptly after the Closing and to cooperate, in all commercially reasonable respects, to make the benefits of such Assumed Contract available to Buyer.

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Section 1.3    Assumed Obligations.

Upon the terms and subject to the conditions of this Agreement, at the Closing, Buyer shall assume and, from and after the Closing, shall pay, perform, satisfy and discharge (or cause to be paid, performed, satisfied and discharged on behalf of Buyer) when due, all obligations of Sellers to be performed under the Assumed Contracts on or after the Closing pursuant to such Assumed Contracts (the “Assumed Obligations”). In addition, (a) Buyer shall indemnify, defend and hold harmless Novartis and its Affiliates from, against and in respect of any and all Losses arising out of or relating to the Development, Manufacture or Commercialization of the Compound, Product or Purchased Assets following the Closing on the terms and subject to the conditions of Section 5.6(b), and (b) Novartis shall indemnify, defend and hold harmless Buyer and its Affiliates from, against and in respect of any and all Losses arising out of or relating to the Development, Manufacture or Commercialization of the Compound, Product or Purchased Assets prior to the Closing on the terms and subject to the conditions of Section 5.6(a).

Section 1.4    Excluded Obligations.

Notwithstanding anything to the contrary in this Agreement, the Assumed Obligations do not include any obligations whatsoever not expressly assumed by Buyer under Section 1.3 (collectively, the “Excluded Obligations”).

Section 1.5    Purchase Price.

Upon the terms and subject to the conditions of this Agreement, in consideration for the sale, conveyance, assignment, transfer and delivery of the Purchased Assets, Buyer agrees to assume the Assumed Obligations at the Closing, to deliver the Loan Note, to make the Sales Related Payments, and the Change of Control Transaction Payments (collectively, the “Purchase Price”) as follows:

(a)    Sales Related Payments.

(i)    During the Sales Related Payments Term, Buyer shall pay to Novartis (in U.S. dollars via wire transfer of immediately available funds to such account(s) as may be designated from time to time by Novartis in writing) [***] at the graduated rates specified in the following table with respect to the aggregate annual worldwide Net Sales of all Products during the applicable [***] (the “Sales Related Payments”):

Aggregate Annual Worldwide Net Sales (USD) of All Products in a Calendar Year	Sales Related Payments Rate
Portion of aggregate Net Sales by Buyer and its Affiliates up to and including [***]	[***]
Portion of aggregate Net Sales by Buyer and its Affiliates greater than [***] up to and including [***]	[***]

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Aggregate Annual Worldwide Net Sales (USD) of All Products in a Calendar Year	Sales Related Payments Rate
Portion of aggregate Net Sales by Buyer and its Affiliates greater than [***] up to and including [***]	[***]
Portion of aggregate Net Sales by Buyer and its Affiliates greater than [***] up to and including [***]	[***]
Portion of aggregate Net Sales by Buyer and its Affiliates greater than [***]	[***]

For illustration purposes only, if the aggregate annual worldwide Net Sales by Buyer and its Affiliates for a particular year are [***], Novartis would be entitled to receive Sales Related Payments calculated as follows: [***] x [***] (or [***]) plus [***] x [***] (or [***]) = [***]. Notwithstanding the other provisions of this Section 1.5(a)(i), for any period during the Sales Related Payments Term in which there has occurred Loss of Market Exclusivity with respect to any Product in any country, the Net Sales of Buyer and its Affiliates for such country to be included in [***] worldwide Net Sales for the purpose of the calculation of the Sales Related Payments due under this Section 1.5(a)(i) shall be reduced by [***] of such Net Sales. For purposes of illustrating the immediately preceding sentence only, if the aggregate [***] Net Sales of Buyer and its Affiliates for [***] in a country in which Loss of Market Exclusivity has occurred are [***], Novartis would be entitled to receive Sales Related Payments calculated as follows: [***] x US$[***] (or US$[***]) [***] (or [***]) = US$[***].

(ii)    In the event that Buyer reasonably determines that rights to intellectual property Controlled by a Third Party (“Third Party IP Rights”) are reasonably necessary to research, Develop, Manufacture, or Commercialize any Product, Buyer shall notify Novartis (“Third Party IP Rights Notice”) prior to entering into an agreement with respect to a license to such Third Party IP Rights. If Novartis disagrees that such Third Party IP Rights are reasonably necessary to research, Develop, Manufacture, or Commercialize any Product, then senior management from the Parties will discuss the matter and attempt to resolve the disagreement. In the event senior management is unable to resolve the disagreement within [***] days following the date of the Third Party IP Rights Notice, then such disagreement shall be resolved by referring the disagreement for determination by [***], jointly selected by the Parties (the “[***]”). If the Parties are unable to jointly select the [***], then such [***] shall be selected, at the request of either Party, by the [***] or such [***]. The fees and expenses of the [***] shall be [***]. In the event Novartis consents to the acquisition of such Third Party IP Rights by Buyer, or the [***] that such Third Party IP Rights are reasonably necessary to research, Develop, Manufacture, or Commercialize any Product, Buyer shall have the right to deduct from the Sales Related Payments due to Novartis pursuant to Section 1.5(a)(i) [***] of the amounts paid (including upfront payments, milestone payments, royalties or other license fees) by Buyer for such Third Party IP Rights; provided, however, that in no event shall the Net Sales Payments due to Novartis from Buyer be reduced by more than [***] in [***] (such

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maximum reduction, the “Reduction Cap”). Any amount that Buyer is entitled to deduct, but is unable to deduct in any calendar year due to the operation of the Reduction Cap shall be carried forward and Buyer may deduct such amount from subsequent Net Sales Payments due to Novartis, subject, in each [***], to the Reduction Cap, until the full amount that Buyer was entitled to deduct is deducted.

(iii)    As used herein, “Net Sales” with respect to a Product means the gross amount invoiced by Buyer or any of its Affiliates to third party customers for the Product, less:

(A)    normal and customary trade and quantity discounts and non-affiliated brokers’ or agents’ commissions actually allowed and taken and not already reflected in the amount invoiced;

(B)    amounts repaid or credited by reason of defects, rejections, returns, recalls, allowances, or government-imposed retroactive price reductions;

(C)    third party cash rebates and chargebacks related to sales of Products, to the extent allowed;

(D)    government-imposed retroactive price reductions that are actually allowed or granted;

(E)    tariffs, duties, excise, sales, value-added, and other consumption taxes and customs duties to the extent included in the invoice price and paid by or on behalf of Buyer;

(F)    cash discounts for timely payment;

(G)    delayed ship order credits;

(H)    discounts pursuant to indigent patient programs and patient discount programs of any nature;

(I)    a fixed charge of [***] to cover warehousing and distribution expenses;

(J)    any otherwise specifically identifiable costs or charges included in the gross invoiced sales price of such Product falling within categories equivalent to those listed above, to the extent the deduction of such costs or charges are consistent with the Accounting Standards; and

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(K)    uncollectible amounts on previously sold Products, but not such amounts that, but for the failure to collect such amounts within [***] from the date of the respective invoice, would have been collectible; provided that:

(1)    in the case of any sale or other disposal of a Product between or among Buyer and its Affiliates or licensees, for resale, Net Sales shall be calculated as above only on the value charged or invoiced on the first arm’s length sale to a third party;

(2)    in the case of any sale, which is not invoiced or is delivered before invoice, Net Sales shall be calculated at the time of shipment;

(3)    in the case of any sale or other disposal, such as barter or counter-trade, of any Product, or part thereof, otherwise than in an arm’s length transaction exclusively for money, Net Sales shall be calculated as above on the value of the consideration received or, if higher, on the fair market price of the Product in the relevant country of sale or disposal; and

(4)    in the event that a Product is sold as part of a Combination Product, Net Sales of the Product, for the purpose of determining Net Sales Payments, shall be determined by multiplying Net Sales of the Combination Product by the fraction A/(A+B), where A is the weighted (by sales volume) average sales price of the Product when sold separately in finished form and B is the weighted average sale price of the other product(s) sold separately in finished form. In the event that such average sales price cannot be determined for both the Product and the other product(s) in combination, Net Sales for purposes of determining payments hereunder shall be mutually agreed by the Parties based on the relative value contributed by each component, [***].

(iv)    Within [***] days after the end of each [***] following the First Commercial Sale, Buyer shall provide Novartis a report summarizing total Net Sales, on a country by country basis, during the relevant [***] and the calculation of amounts owed. After receipt of such report, Novartis shall submit an invoice to Buyer substantially in the form of Exhibit H with respect to the Sales Related Payments payable to Novartis with respect to such total Net Sales. Sales Related Payments shall be made by Buyer to the bank account designated by Novartis in writing within [***] days after the date of receipt of of the relevant original invoice issued by Novartis. Further, for so long as Buyer is required pursuant to Section 5.4(c)(i), Buyer will provide quarterly reports to Novartis within [***] days following the end of [***] (A) indicating the countries in which a First Commercial Sale has occurred, and (B) summarizing, on a country by country basis, total Net Sales during the [***], it being understood that such [***] reports are for information only and shall not be binding on Buyer with respect to the calculation of Sales Related Payments. For purposes of computing Net Sales sold in a currency other than

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U.S. dollars, the US Dollar equivalent shall be calculated using Buyer’s then-current standard exchange rate methodology as applied in its external reporting for the conversion of foreign currency sales into US Dollars. If at any time legal restrictions in any country of the Territory prevent the prompt remittance of any payments with respect to sales therein, Buyer shall have the right and option to make such payments by depositing the payment amount in local currency to Novartis’s account in a bank or depository designated by Novartis in the relevant country.

(b)    Change of Control Transaction Payment.

(i)    In addition to the Sales Related Payments, in the event of a Change of Control Transaction, Buyer shall pay or cause to be paid to Novartis (in U.S. dollars via wire transfer of immediately available funds to such account(s) as may be designated from time to time by Novartis in writing) an amount (the “Change of Control Transaction Payment”) simultaneously with the completion of such Change of Control Transaction (or if any amounts payable in respect of such Change of Control Transaction are not payable at completion, immediately following payment of such amounts) equal to [***] of the Transaction Proceeds.

(ii)    As used herein:

(A)    “Change of Control Transaction” means a transaction in which Buyer conveys, transfers, [***] on [***], assigns or [***] or [***] of [***] to any Third Party, [***] the Compound and related assets. For the avoidance of doubt, any transaction involving equity interests of Mereo, a merger or consolidation of Mereo, or a sale of any assets of Mereo shall not constitute a Change of Control Transaction.

(B)    “Transaction Proceeds” means [***] amounts, including [***] and/or [***] or [***] of [***] or [***] in connection with a Change of Control Transaction (“Gross Proceeds”), less (1) an amount equal to the costs and expenses incurred by Buyer or its equity holders for legal, financial and accounting advisory services directly related to such Change of Control Transaction in an amount not exceeding [***] of [***], and (2) payments for research and development support, patent expense reimbursement, supply purchases and other arms’ length matters. Any [***] that are [***] or [***] shall [***] until such [***] by [***] or [***], as the case may be. For purposes of illustrating clause (1) of the immediately preceding sentence, if the proceeds of a Change of Control Transaction were [***], and the aggregate financial advisory, legal and accounting fees directly related to such Change of Control Transaction were $[***], then $[***] would be deducted from the Gross Proceeds, and Novartis would be entitled to receive a Change in Control Transaction Payment calculated as US$[***] = US$[***].

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Section 1.6    Withholding of Taxes.

Buyer shall be entitled to deduct and withhold from any amounts payable or otherwise deliverable pursuant to this Agreement to Novartis such amounts as may be required to be deducted or withheld therefrom under any provision of federal, state, local or foreign Tax law or under any Applicable Laws. To the extent such amounts are so deducted and withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to Novartis. Each Party shall cooperate and otherwise take commercially reasonable efforts to obtain appropriate exemptions for or refunds of any such applicable Taxes and to minimize any such Taxes.

Section 1.7    Novartis Closing Deliveries.

Novartis shall deliver to Buyer at the Closing:

(a)    a bill of sale, dated the Closing Date, in the form attached hereto as Exhibit C (the “Bill of Sale”), duly executed by Novartis;

(b)    [Intentionally omitted];

(c)    a patent assignment agreement, dated the Closing Date, in the form attached as Exhibit E (the “Patent Assignment”), duly executed by Novartis;

(d)    the Subscription Agreement, duly executed by Novartis;

(e)    [Intentionally omitted];

(f)    the Novartis Disclosure Schedule set forth on Schedule 1.7(f);

(g)    the consents or approvals set forth on Schedule 1.7(g); and

(h)    such other customary instruments of transfer, assumptions, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to this Agreement.

Notwithstanding anything herein to the contrary, subject to Sellers’ compliance with Section 5.5(c), the failure by Sellers to obtain the consent of any Third Party to the assignment of any contract prior to Closing shall not be a breach of Seller’s obligations under this Section 1.7.

Section 1.8    Buyer Closing Deliveries.

Buyer shall deliver to Novartis at the Closing:

(a)    the Bill of Sale, duly executed by Buyer;

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(b)    [Intentionally omitted];

(c)    the Subscription Agreement, duly executed by Mereo;

(d)    [Intentionally omitted]; and

(e)    a loan note, dated the Closing Date, in the form attached hereto as Exhibit F (the “Loan Note”), duly executed by Buyer.

Section 1.9    Closing.

(a)    The Closing will take place at Novartis Campus, Basel, Switzerland at 10:00 a.m. (local time) on the first business day following the fulfillment or waiver of the conditions precedent set forth in Sections 1.9(b) and (c) or at such other time and place as the parties hereto may mutually agree. The date on which the Closing occurs is referred to as the “Closing Date.” Subject to the fulfillment or waiver of such conditions precedent, Sellers shall make the Closing deliveries specified in Section 1.7 and Buyer shall make the Closing deliveries specified in Section 1.8, all of which shall be deemed to have occurred simultaneously and none of which shall be deemed completed unless and until all of them shall have been completed (or waived in writing by the Party entitled to performance).

(b)    The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the following conditions, except to the extent waived by Buyer in writing at the Closing:

(i)    All representations and warranties of Novartis contained in this Agreement shall be accurate in all material respects as of the Closing with the same effect as if made on and as of such date.

(ii)    Novartis shall have delivered to Buyer the documents set forth in Section 1.7.

(iii)    There shall not have been instituted or threatened any legal proceeding (A) relating to, or seeking to prohibit or otherwise challenge this Agreement, the BPS804 Asset Purchase Agreement or the BCT197 Asset Purchase Agreement (collectively, the “Purchase Agreements”), the consummation of the transactions contemplated by any of the Purchase Agreements, or seeking to obtain substantial damages with respect to any of the Purchase Agreements, or (B) which would reasonably be expected to have a Material Adverse Effect.

(iv)    There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by any of the Purchase Agreements, by any

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federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which would reasonably be expected to: (A) makes any of the transactions contemplated by any of the Purchase Agreements illegal or (B) imposes material limitations on the ability of any buyer under any of the Purchase Agreements to operate the Business (as defined in the respective Purchase Agreements) or to exercise full rights of ownership of the Purchased Assets (as defined in the respective Purchase Agreements).

(v)    The conditions precedent to the obligations of each buyer under the Purchase Agreements to consummate the transactions contemplated by the respective Purchase Agreement shall have been satisfied or waived by such buyer in writing at the Closing.

(vi)    There shall not have occurred any Material Adverse Effect (as defined in the respective Purchase Agreements).

(vii)    Novartis shall have delivered to Buyer, at or prior to the Closing, such other documents as Buyer shall have reasonably requested to carry out the provisions of and the transactions contemplated by this Agreement in form and substance reasonably satisfactory to Buyer.

(viii)    Mereo shall have received funds from subscribers for equity in Mereo, including Novartis pursuant to the Subscription Agreement, in an aggregate amount not less than GBP £ 20,000,000 less the Investor Counsel Fees (as defined in the Subscription Agreement).

(c)    The obligations of Novartis to consummate the transactions contemplated by this Agreement are subject to the following conditions, except to the extent waived by Novartis in writing at the Closing:

(i)    All representations and warranties of Buyer contained in this Agreement shall be accurate in all material respects as of the Closing with the same effect as if made on and as of such date.

(ii)    Buyer shall have delivered to Novartis the documents set forth in Section 1.8.

(iii)    There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge any of the Purchase Agreements, the consummation of the transactions contemplated by any of the Purchase Agreements, or seeking to obtain substantial damages with respect to any of the Purchase Agreements.

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(iv)    There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by any of the Purchase Agreements, by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which would reasonably be expected to make any of the transactions contemplated by any of the Purchase Agreements illegal.

(v)    The conditions precedent to the obligations of Novartis to consummate the transactions contemplated by each of the Purchase Agreements shall have been satisfied or waived by Novartis in writing at the Closing.

(vi)    Buyer shall have delivered to Novartis, at or prior to the Closing, such other documents as Novartis shall have reasonably requested to carry out the provisions of and the transactions contemplated by this Agreement in form and substance reasonably satisfactory to Novartis.

(vii)    Mereo shall have received funds from subscribers for equity in Mereo, including Novartis pursuant to the Subscription Agreement, in an aggregate amount not less than GBP £ 20,000,000 less the Investor Counsel Fees (as defined in the Subscription Agreement).

Section 1.10    Tangible Purchased Assets; Assigned Books and Records.

(a)    Sellers shall, without charge to Buyer, hold all tangible Purchased Assets (other than tangible Purchased Assets that are held on behalf of any Seller by any Third Party) on behalf of Buyer until such time or times that Buyer or its designees takes possession thereof; provided, however, that Buyer or its designees shall take possession of all tangible Purchased Assets no later than the date that is [***] after the Closing. With respect to tangible Purchased Assets held by any Third Parties on behalf of any Sellers, Sellers shall assist Buyer in arranging to have such Third Parties continue to hold such tangible Purchased Assets on behalf of Buyer at Buyer’s expense. Sellers shall maintain casualty insurance for the replacement value of tangible Purchased Assets in its possession and Buyer shall reimburse Sellers for the cost thereof. If requested by Buyer, Sellers shall cooperate with Buyer in arranging for Third Parties who are in possession of tangible Purchased Assets to maintain casualty insurance for the replacement value of such Purchased Assets at Buyer’s expense.

(b)    Subject to Section 5.1, Sellers may retain copies of any Assigned Books and Records to the extent necessary for tax, accounting, regulatory, compliance or litigation purposes, or to perform and discharge the Excluded Liabilities and their obligations under this Agreement, or if such Assigned Books and Records contain information with respect to any Excluded Asset or Excluded Obligation.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES OF NOVARTIS

Novartis hereby represents and warrants to Buyer and Mereo as follows, with each such representation and warranty subject only to such exceptions, if any, as are set forth on that section of the Novartis Disclosure Schedule that is numbered and captioned to correspond to, and is referenced in, such representation or warranty:

Section 2.1    Corporate Organization, Standing and Power.

Novartis is a company duly organized, validly existing and in good standing under the laws of Switzerland. Novartis has all necessary corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. Each Seller has all requisite corporate power and authority to carry on its business as now being conducted as relates to the Purchased Assets.

Section 2.2    Consents, Authorization and Enforceability.

(a)    No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, or notice to any Governmental Authority or other Third Party is required by, or with respect to, Novartis or the Purchased Assets in connection with the execution and delivery of this Agreement or the other Transaction Documents to which it is a party, the performance by Novartis of its obligations under this Agreement or the other Transaction Documents, or the consummation of the transactions contemplated hereby or thereby, except (i) as set forth on Section 2.2(a) of the Novartis Disclosure Schedule and (ii) such other consents, waivers, approvals, authorizations, registrations, declarations, filings or notices, the absence of which, would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

(b)    All requisite corporate action necessary to authorize the execution, delivery and performance by Novartis of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby has been taken. This Agreement constitutes a valid and binding obligation of Novartis, enforceable against Novartis in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, arrangement or other similar Applicable Law or equitable principles relating to or limiting creditors’ rights generally.

Section 2.3    Title to Assets; Sufficiency of Assets.

Sellers have good, valid and marketable title to all of the Purchased Assets. Sellers hold all of the Purchased Assets free and clear of all Liens except for: (a) those Liens set forth on Section 2.3 of the Novartis Disclosure Schedule, (b) mechanics’, materialmen’s, carriers’, workmen’s, warehousemen’s, repairmen’s, landlords’ or other like Liens and security obligations

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incurred in the ordinary course of business for immaterial amounts, (c) statutory liens for Taxes, assessments or other statutory or governmental charges not yet due and payable, and (d) Liens that do not, individually or in the aggregate materially impair the use of the relevant Purchased Asset (collectively, “Permitted Liens”). To Novartis’ Knowledge, the Purchased Assets are sufficient for Buyer to continue the Development of the Compound on substantially the same basis as the Development of the Product conducted by Sellers prior to the Closing.

Section 2.4    Non-Contravention.

The execution and delivery by Novartis of this Agreement and the other Transaction Documents to which it is a party, the performance by Novartis of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) violate any provision of the certificate of incorporation or similar governance documents that may be applicable to Novartis, (b) result in a breach (or any event which, with notice or lapse of time or both, would constitute a breach) of any term or provision of, or constitute a default under, any Contract to which Novartis is a party or by which it is bound, (c) result in the creation of any Lien on the Purchased Assets (other than a Permitted Lien) or (d) violate in any respect any Applicable Law or any judgment, decree, order, regulation or rule of any Governmental Authority by which Novartis is bound or subject.

Section 2.5    Contracts and Commitments.

Novartis has made available to Buyer true and complete copies of the Assumed Contracts and, to the Knowledge of Novartis, each such Contract is valid and binding on the Seller that is a party thereto in accordance with its terms and is in full force and effect. There is not under any Assumed Contract: (a) any existing material default by such Seller or, to Novartis’s Knowledge, by any other party thereto; or (b) any event which, after notice or lapse of time or both, would constitute a material default by such Seller or, to Novartis’s Knowledge, by any other party, or result in a right to accelerate or terminate or result in a loss of any rights of Seller. Except as set forth on Schedule 1.1(b), there are no Contracts to which Novartis or any of its Affiliates is a party pursuant to which Novartis in-licenses intellectual property rights exclusively related to the Compound or any Product.

Section 2.6    Intellectual Property.

(a)    Schedule 1.1(a) sets forth a complete and accurate list of all Patent rights owned or in-licensed by Sellers relating exclusively to the Compound or any Product that the manufacture, use, sale, offer for sale or importation of the Compound or any Product would infringe, specifying as applicable: (i) the title thereof, if any; (ii) the registration or application number thereof, if any; and (iii) the jurisdiction in which such item exists or is registered.

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[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

(b)    All Purchased IP is exclusively owned by Sellers, and is free and clear of any (i) liens, charges, security interests, and encumbrances or licenses and (ii) claims or covenants that would give rise to any Third Party claims for payment against Buyer. Neither Novartis nor any of its Affiliates has entered into any agreement or otherwise licensed, granted, assigned, transferred, conveyed or disposed of any right, title or interest in or to any of its assets, including any intellectual property rights or the Compound or any Product, that would conflict with or impair the scope of any rights within the Purchased IP or licenses granted hereunder. None of Novartis or any of its Affiliates is a party to any license, sublicense or other agreement pursuant to which Novartis or such Affiliate has received a license or other rights relating to any Compound or Product. There are no agreements to which any Seller is a party pursuant to which any Seller has granted any Third Party any rights in and to any Purchased IP.

(c)    There are no claims pending or, to Novartis’s knowledge, threatened in writing against any Seller or before any Governmental Authority, challenging the validity of any Patents within the Purchased IP.

(d)    The Patents listed on Schedule 1.1(a) have been duly applied for and registered in accordance with applicable Law, and the Sellers have paid all filing fees, issue fees, annuities and other fees and charges applicable to the Purchased IP, including those required for the issuance, registration, maintenance, filing and prosecution of the Purchased IP. No Purchased IP is the subject of any pending or, to Novartis’s knowledge, threatened interference, opposition, cancellation, protest, litigation or other challenge or Action. The Sellers and their patent counsel have satisfied statutory requirements with respect to the filing, prosecution, and maintenance of all registered Purchased IP.

(e)    Sellers have secured from all employees, consultants, contractors and other Persons who have contributed to the creation or invention of any of the Purchased IP a written agreement setting forth obligations of confidentiality and assigning to Novartis or its Affiliates all rights to such creations, inventions, and Purchased IP, and such Affiliates have assigned all such rights to Novartis or its Affiliates. None of Sellers has received any written communication challenging any Seller’s ownership of or right to use the Purchased IP.

(f)    To Novartis’s Knowledge, no Person has infringed, misappropriated, or otherwise violated, and no Person is currently infringing, misappropriating, or otherwise violating, any claim of an issued (granted) and unexpired Patent within the Purchased IP, or has misappropriated any Know-how within the Purchased IP.

(g)    No Action has been instituted by any Third Party or, to Novartis’s Knowledge, is pending against any Seller or has been threatened by any Third Party in writing that (i) challenges the right of any Seller with respect to its use or ownership of the Purchased IP, or (ii) alleges that any of the issued claims included in the Patents within the Purchase IP are invalid or unenforceable, or that Development or Manufacture of the Purchased IP, Compound or any Product infringed or misappropriated, or would infringe or misappropriate, the intellectual property rights of such Third Party.

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(h)    Novartis has furnished or made available to Buyer all material information that is in the possession of Novartis or any of its Affiliates concerning the Purchased IP, the Compound or any Product relevant to the safety or efficacy thereof, and all material Regulatory Filings and other material correspondence with Regulatory Authorities relating to the Compound or any Product, and to Novartis’s Knowledge, such information is accurate, complete and true in all material respects.

(i)    The Compound is the only compound, biologic or product that has been Developed or is being Developed by Novartis or its Affiliates for the therapeutic treatment of hypogonadal hypogonadism in obese men.

Section 2.7    Litigation.

(a)    There is no action, cause of action, suit, claim, charge, demand, directive, inquiry, subpoena, proceeding, arbitration, mediation or other investigation (collectively, “Actions”) pending or, to Novartis’s Knowledge, threatened against any Seller or any predecessor in interest to any Seller (i) relating to or affecting the Purchased Assets or the Assumed Obligations, (ii) relating to or seeking to prevent Novartis’s performance of this Agreement and the transactions contemplated hereby, (iii) that would reasonably be expected to adversely affect the Development, Manufacture or Commercialization of the Compound or any Product.

(b)    None of the Purchased Assets is subject to any order, writ, judgment, award, injunction or decree of any Governmental Authority.

Section 2.8    Compliance with Law.

(a)    Sellers have conducted, and are now conducting, their businesses as applied to or in connection with the Purchased Assets in compliance in all material respects with Applicable Laws. Neither Novartis nor any of its Affiliates has received any notice alleging any violation under any Applicable Law.

(b)    No Seller has employed or used any person that has been debarred, excluded or disqualified under Section 306(a) or 306(b) of the U.S. Federal Food, Drug and Cosmetic Act in the Development of any Product.

(c)    Sellers have conducted all clinical and pre-clinical studies for all drug trials undertaken in connection with the Compound or any Product in accordance with applicable Health Care Laws and no Seller has received any notice from a Governmental Authority alleging any violation under any applicable Health Care Law or requiring the termination, suspension or material modification of such clinical or pre-clinical studies.

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[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Section 2.9    Taxes.

There are no Liens for Taxes on any of the Purchased Assets (other than Permitted Liens) and there are no Taxes of Sellers related to the Purchased Assets which could become liabilities of Buyer. None of the Purchased Assets constitutes a “United States real property interest” for federal income tax purposes.

Section 2.10    Inventory.

To Novartis’ Knowledge, the Inventory listed on Schedule 1.1(e) comprises all Inventory as of June 25, 2015, and such Inventory has been stored and maintained in compliance with applicable FDA good manufacturing practices and in conformity with relevant specifications for such Inventory.

ARTICLE III

LICENSE GRANT AND ENFORCEMENT

Section 3.1    License to Purchased IP Know-How.

Buyer hereby grants to Novartis, subject to the terms and conditions of this Agreement, an irrevocable, transferable, royalty-free, fully paid, non-cancellable, non-exclusive world-wide right and license, with the right to sublicense, under the Purchased IP Know-How to research, develop, make, have made, manufacture, market, use, sell, offer for sale or import any product or service other than (a) the Compound or any Product, or (b) any other compound, biologic or product Developed, Manufactured or Commercialized for the therapeutic treatment of hypogonadal hypogonadism in obese men. Novartis will give Buyer notice of any exercise by Novartis of its rights to transfer or sublicense pursuant to this Section 3.1, such notice to be given no later than the time such rights are exercised.

Section 3.2    License to Intellectual Property.

Sellers hereby grant to Buyer, subject to the terms and conditions of this Agreement, and solely for use in connection with the Development, Manufacture, or Commercialization of the Compound or any Product, an irrevocable, transferable, royalty-free, fully paid, non-cancellable, world-wide right and license, with the right to sublicense, under any Intellectual Property Rights Controlled by Novartis or any of its Affiliates (other than the Purchased IP) that would be [***] to use in connection with the Development, Manufacture, or Commercialization of the Compound or any Product. Such license is exclusive, even as to Novartis, with respect to the Compound and any Product. Buyer will give Novartis notice of any exercise by Buyer of its rights to transfer or sublicense pursuant to this Section 3.2, such notice to be given no later than the time such rights are exercised.

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Section 3.3    Maintenance of Purchased IP.

Buyer shall have the right and obligation to maintain and diligently prosecute the Purchased IP at Buyer’s expense, except with respect to any Purchased IP Buyer plans to abandon and notifies Novartis of such plans. Novartis shall have a right to assume responsibility for any Purchased IP that Buyer plans to abandon or otherwise cause or allow to be forfeited. Buyer shall give Novartis reasonable written notice and in any event no less than [***] days prior to abandonment or other forfeiture of any patent or patent application within the Purchased IP so as to permit Novartis to exercise its rights under this Section 3.3, at its own expense. In the event Novartis exercises such right, Novartis hereby grants to Buyer an irrevocable, transferable, royalty-free, fully paid, non-cancellable, non-exclusive world-wide right and license, with the right to sublicense, under such Purchased IP to use in connection with the Development, Manufacture, and Commercialization of the Compound or any Product.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Novartis as follows:

Section 4.1    Organization, Standing and Authority.

Buyer is a private limited company duly organized, validly existing and in good standing under the laws of England and Wales. Buyer has all necessary corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder.

Section 4.2    Consents and Authorization.

(a)    No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, or notice to any Governmental Authority or other Third Party is required by, or with respect to, Buyer in connection with the execution and delivery of this Agreement or the other Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby, except for any notice filings or registrations of transfer with any Governmental Authority that may be required in connection with the assignment and transfer of the Purchased Assets, and such other consents, waivers, approvals, authorizations, registrations, declarations, filings or notices, the absence of which, would not, individually or in the aggregate, have or reasonably be expected to have a materially adverse effect on the ability of Buyer to consummate the transactions contemplated hereby (a “Buyer Material Adverse Effect”).

(b)    All requisite corporate action necessary to authorize the execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby

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has been taken. This Agreement constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, arrangement or other similar Applicable Law or equitable principles relating to or limiting creditors’ rights generally.

Section 4.3    Non-Contravention.

The execution and delivery by Buyer of this Agreement and the other Transaction Documents to which it is a party, the performance by Buyer of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) violate any provision of the certificate of incorporation or similar governance documents that may be applicable to Buyer, (b) result in the breach (or an event which, with notice or lapse of time or both, would constitute a breach) of any term or provision of, or constitute a default under any Contract to which Buyer is a party or by which it is bound or (c) violate in any respect any Applicable Law or any judgment, decree, order, regulation or rule of any Governmental Authority to which Buyer is bound or subject, except, with respect to the immediately preceding clauses (b) and (c), for any violations, breaches or defaults that would not, individually or in the aggregate, have a Buyer Material Adverse Effect.

Section 4.4    Litigation and Claims.

There is no Action pending, or to the Knowledge of Buyer, threatened, against Buyer before or by any Governmental Authority which seeks to prevent Buyer’s performance of this Agreement and the transactions contemplated hereby or that would, individually or in the aggregate, have a Buyer Material Adverse Effect.

Section 4.5    Financing.

Buyer has a reasonable basis to believe that it will obtain financing sufficient to fund the Development and Commercialization of a Product.

ARTICLE V

COVENANTS

Section 5.1    Access to Information.

(a)    For so long as a Party maintains books, records, files and other information that is subject to this Section 5.1, during normal business hours following reasonable prior notice, such Party will permit the other Party and its accountants, counsel, and other representatives, subject to the obligations set forth in Section 5.2 of this Agreement, to have reasonable access to and examine and make copies of all Assigned Books and Records and all other books and records of a Party which are reasonably requested by the other Party and are necessary or useful in connection with: (i) any Tax inquiry, audit, investigation or dispute with a

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Third Party; (ii) any Action by any Governmental Authority or any dispute with any Third Party reasonably requiring access to any such books and records; or (iii) with respect to Buyer, the Development, Manufacture or Commercialization of the Product, in each case relating to or arising out of transactions or events occurring prior to the Closing and that relate to the Purchased Assets. The Party requesting access to any such Assigned Books and Records or Sellers’ retained books and records or other information shall bear all of the out of pocket costs and expenses (including attorneys’ fees, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing access to and copies of such Assigned Books and Records, Sellers’ retained books and records or other information.

(b)    Buyer and Sellers will direct their respective employees (without substantial disruption of employment) to render any assistance that Buyer or any Seller may [***] in examining or utilizing the Assigned Books and Records.

(c)    Neither Buyer nor any Seller will destroy any books, records, files or other information or data that are subject to this Section 5.1 until the expiration of the applicable regulatory record retention period under Applicable Laws (giving effect to any and all extensions or waivers) without giving at least [***] days’ prior written notice to the other Party (the “Retaining Party”). Upon receipt of such notice, the Retaining Party may (i) cause to be delivered to it the books and records intended to be destroyed, at its expense or (ii) notify the Party intending to destroy the books and records that it will pay the cost of storing and maintaining such books and records (including any necessary costs of moving such books and records to a location under control of the Retaining Party and the costs of reviewing and removing from such books and records any information that the Retaining Party is not entitled to receive).

(d)    Buyer and Sellers will keep all information referred to in this Section 5.1 confidential in accordance with Section 5.2 of this Agreement.

Section 5.2    Obligations of Confidentiality and Non-Use.

(a)    Each Party agrees that the Party receiving or otherwise possessing Confidential Information (the “receiving Party”) from the other Party (the “disclosing Party”), pursuant to this Agreement shall, and shall cause its employees, directors, officers, contractors, consultants, service providers and other representatives to, keep confidential and not publish or otherwise disclose, and take all reasonable steps to prevent disclosure of, such Confidential Information and not use such Confidential Information except for the limited purposes set forth in this Agreement. No provision of this Agreement shall be construed to preclude disclosure of Confidential Information (i) to actual or potential sources of financing; provided that such sources are bound to the terms of this Section 5.2 to the same extent as if they were parties hereto; (ii) in connection with disclosure obligations that arise in connection with an initial public offering; or (iii) to the extent required to be disclosed by applicable statute, rule or regulation of any court or regulatory authority with competent jurisdiction; provided that the

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disclosing Party shall be notified as soon as reasonably possible and the receiving Party shall, if requested by the disclosing Party, use reasonable good faith efforts to assist in seeking a protective order (or equivalent) with respect to such disclosure or otherwise take reasonable steps to avoid making such disclosure. For the avoidance of doubt, from and after the Closing that portion of the Confidential Information included in the Purchased Assets shall be deemed to constitute Confidential Information of Buyer.

(b)    Neither Party shall, directly or indirectly, issue any press release or other public statement relating to the terms of this Agreement or the transactions contemplated hereby without the prior approval of the other Party (which shall not be unreasonably delayed, conditioned or withheld), except (i) to the extent required by any Applicable Laws, (ii) as reasonably necessary to obtain any requisite consents and approvals contemplated by this Agreement, or (iii) to the extent necessary for a Party to comply with its obligations hereunder. Notwithstanding anything to the contrary in the foregoing, each Party shall be permitted to make such releases or public announcements or communications to the extent consistent with previous disclosures made in accordance with this Section 5.2(b).

(c)    Novartis, hereby releases, on behalf of Novartis and its Affiliates, Buyer and its officers, directors, employees and consultants from all obligations they may have with respect to that portion of the Confidential Information included in the Purchased Assets under any confidentiality agreement with or policy of any Seller covering such Confidential Information.

Section 5.3    Technical Assistance.

(a)    For a period of eighteen (18) months from and after the Closing Date, Sellers shall fully cooperate with and provide assistance to Buyer, through documentation, consultation, training and face-to-face meetings, to enable Buyer or its designee, in an efficient and timely manner, to proceed with Development and manufacturing of the Compound and Products and to make and obtain all appropriate Regulatory Filings and Approvals. For any such assistance after the [***] after the Closing Date, Buyer shall compensate Sellers at [***].

(b)     Sellers shall, [***], make appropriate personnel available to assist Buyer at any time and from time to time as reasonably requested by Buyer, and shall provide the appropriate personnel of Buyer with access to the personnel and manufacturing and other operations of Sellers for such periods of time (not to exceed [***] following the Closing Date) and in such manner as is reasonable in order to familiarize the personnel of Buyer or its designee with know-how relating to the Development and Manufacture of the Compound and Products and the application of the same within such four-month period.

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Section 5.4    Product Development and Commercialization; Reports.

(a)    Development.

(i)    Buyer shall itself, or through its Affiliates or licensees, use Commercially Reasonable Efforts to Develop at least one Product.

(ii)     Buyer will (A) determine the regulatory plans and strategies for the Compound or Products, (B) (either itself or through its Affiliates or licensees) make all Regulatory Filings with respect to the Products and (C) will be responsible for making, obtaining and maintaining Regulatory Filings and Approvals in its name or that of its Affiliates or licensees, in each case, to the extent, and in a manner, consistent with [***].

(iii)    Buyer shall (A) comply in all material respects with applicable Laws, and (B) not employ or use any person that has been debarred under Section 306(a) or 306(b) of the U.S. Federal Food, Drug and Cosmetic Act.

(b)    Commercialization. Sellers shall have no responsibility for any aspects of Development or Commercialization of the Products, including planning and implementation, distribution, booking of sales, pricing or reimbursement.

(c)    Reporting and Planning.

(i)    Buyer will submit to Novartis [***] with respect to Development and Commercialization activities with respect to the Compound, until the earlier of (A) regulatory approval of a Product, or (B) cessation of Development prior to regulatory approval of a Product, consistent with Commercially Reasonable Efforts.

(ii)    Following the Closing, Buyer shall develop and provide to Novartis a detailed plan for the Development of the Compound, including with respect to all Development work to be performed, clinical trials, milestones and any other key issues related to Development.

(iii)    Prior to regulatory approval of a Product, the Parties and Mereo will hold [***] (during the [***] following the Closing Date) and thereafter [***] meetings, or meetings at such longer intervals as the Parties and Mereo may agree (in any case, in person or by teleconference) to review and discuss the Development work performed, clinical trials, milestones, any key issues and the overall status of Development. Buyer will consider in good faith comments or proposals made by Novartis during such meetings; provided, however, that Buyer shall have sole control over all Development activities and sole decision-making authority with respect to the Development and Commercialization of Products.

(d)    Records and Audit Rights.

(i)    Each Party shall keep complete, true and accurate books and records in accordance with internationally recognized accounting standards in relation to this Agreement, including, with respect to Buyer, in relation to Net Sales and Sales Related Payments. Each Party will keep such books and records for at least [***] following the [***] to which they pertain.

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(ii)    Novartis may, upon written notice to Buyer, appoint an internationally-recognized independent accounting firm (the “Auditor”) to inspect the relevant reports, statements, records or books of accounts (as applicable) of Buyer or its Affiliates in connection with the calculation of any Sales Related Payments. Before beginning its audit, the Auditor shall execute an undertaking acceptable to Buyer and Novartis pursuant to which the Auditor agrees to keep confidential all information reviewed during such audit. The Auditor shall have the right to disclose to Novartis its conclusions regarding any payments owed under this Agreement.

(iii)    Buyer and its Affiliates shall make their records available for inspection by such Auditor during regular business hours at such place or places where such records are customarily kept, upon receipt of reasonable advance notice from Novartis. The records shall be reviewed solely to verify the calculation of any Sales Related Payments. Such inspection right shall not be exercised more than [***] (other than any year in which a Change of Control Transaction occurs, in which year such right may be exercised [***]) and not more frequently than [***] with respect to records covering any [***]. Novartis agrees to hold in strict confidence all information received and all information learned in the course of any audit or inspection, except to the extent necessary to enforce its rights under this Agreement or if disclosure is required by Applicable Law, regulation or judicial order.

(iv)    The Auditor shall provide its audit report (the “Audit Report”) and basis for any determination to Buyer at the same time the Audit Report is provided to Novartis. Buyer shall have the right to request a further determination by the Auditor as to matters which Buyer disputes by providing Novartis and the Auditor with a reasonably detailed statement of the grounds upon which it disputes any findings in the Audit Report within [***] days following receipt of the Audit Report. The failure by Buyer to dispute the Audit Report within such [***] day period shall constitute Buyer’s acceptance of all of the items reflected in the Audit Report. If a request for further determination is timely delivered by Buyer, the Auditor shall undertake to complete such further determination within [***] days after the dispute notice is provided, which determination shall be limited to the disputed matters. Any matter that remains unresolved shall be resolved in accordance with the dispute resolution procedures contained in Article V.

(v)    In the event that the Audit Report (as finally agreed upon by the Parties) reveals an undisputed underpayment or overpayment in respect of Sales Related Payments or other payments hereunder, the underpaid or overpaid amount shall be settled promptly.

(vi)    Novartis shall be solely responsible for all costs and expenses relating to any and all such audits as described in this Section 5.4(d).

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Section 5.5    Further Assurances; Consents.

(a)    Prior to Closing, each Party shall use commercially reasonable efforts to take such action as is reasonably necessary or appropriate in order to complete the transactions contemplated hereby on the terms and subject to the conditions set forth herein.

(b)    After the Closing, at the request of Buyer from time to time Sellers shall (i) use commercially reasonable efforts to obtain and deliver such Third Party consents and (ii) execute and deliver to Buyer such certificates, consents and other instruments of sale, conveyance, assignment and transfer, and take such other action, in each case, as may reasonably be requested by Buyer to more effectively sell, convey, assign and transfer to Buyer, to the extent required under this Agreement, the Purchased Assets and such other assets of Sellers, if any, as are solely related to the Compound or any Product.

(c)    To the extent any Assumed Contract does not permit assignment or transfer by a Seller to Buyer pursuant to the Transaction Documents without the consent of a Third Party, and such consent is not obtained prior to Closing, Buyer shall waive the obligation to obtain such consent prior to Closing. In such case, such Seller shall (i) use commercially reasonable efforts to obtain such consent promptly after the Closing, and (ii) until the earliest of: (A) the date all such consents are obtained, (B) the date all such Assumed Contracts expire or are terminated or (C) the date which is [***] days from the Closing, such Seller and Buyer shall cooperate, in all commercially reasonable respects, to make the benefits of such Assumed Contract available to Buyer, to the extent consistent with the terms of such Assumed Contract ([***] by [***] of such [***]), and shall comply with all of its obligations under such Assumed Contract and, to the extent any Third Party is in breach of such Assumed Contract, enforce the terms and conditions of such Assumed Contract if requested by Buyer at Buyer’s expense.

Section 5.6    Indemnity.

(a)    Novartis shall indemnify, defend and hold harmless the Buyer and its Affiliates (the “Buyer Indemnified Parties”) from, against, and in respect of, all losses, costs, charges, claims (including Third Party claims), damages or expenses of whatever kind (including attorneys’ fees and expenses and the costs of enforcing any right to indemnification hereunder) against or incurred by them (“Losses”) to the extent arising out of or relating to:

(i)    any breach of any representation or warranty of Novartis set forth in this Agreement;

(ii)     any breach of any covenant, agreement or undertaking made by Novartis in this Agreement;

(iii)    any Excluded Asset or Excluded Obligation; or

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(iv)    the Development, Manufacture or Commercialization of the Compound, Product or Purchased Assets prior to the Closing.

(b)    Buyer shall indemnify, defend and hold harmless Novartis and its Affiliates (the “Novartis Indemnified Parties”) from, against and in respect of any and all Losses arising out of or relating to:

(i)    any breach of any representation or warranty of the Buyer set forth in this Agreement;

(ii)    any breach of any covenant, agreement or undertaking made by the Buyer in this Agreement;

(iii)    any Assumed Obligation; or

(iv)    the Development, Manufacture or Commercialization of the Compound, Product or Purchased Assets following the Closing.

(c)    Notice of Claims. If any of the Persons to be indemnified under this Section 5.6 (the “Indemnified Party”) has determined that any matters (other than a Third Party Claim) has given or could give rise to a right of indemnification under this Agreement, the Indemnified Party shall so notify the Party from whom indemnification is sought (the “Indemnifying Party”) promptly, describing in reasonable detail, the basis for such claim. If any Indemnified Party receives written notice of the assertion of any Action (in equity or at law) instituted by a Third Party (a “Third Party Claim”) with respect to which the Indemnified Party intends to claim any Loss under this Section 5.6, the Indemnified Party shall promptly notify the Indemnifying Party of such Action (the “Third Party Claim Notice”), describing in reasonable detail, the basis for such claim. A failure by the Indemnified Party to give notice of any Action in a timely manner pursuant to this Section 5.6(c) shall not limit the obligation of the Indemnifying Party under this Section 5.6, except (i) to the extent such Indemnifying Party is actually prejudiced thereby or (b) as provided in Section 6.2.

(d)    Third Party Claims.

(i)    The Indemnifying Party under this Section 5.6 shall have the right, but not the obligation, exercisable by written notice to the Indemnified Party within [***] days of receipt of the Third Party Claim Notice, to assume the conduct and control, at the expense of the Indemnifying Party and through counsel of its choosing that is reasonably acceptable to the Indemnified Party, of any Third Party Claim; provided, that the Indemnified Party shall have the right to participate in, but not control, the defense of any such Third Party Claim through counsel chosen by the Indemnified Party, whose fees and expenses shall be borne by the Indemnified Party; and provided further that if and to the extent the Indemnifying Party cannot defend such Third Party Claim on behalf of the Indemnifying Party as a result of a

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conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, then the Indemnifying Party [***]. If the Indemnifying Party fails to provide written notice within [***] days of receipt of a Third Party Notice that it has elected to assume the defense of such Third Party Claim, then the Indemnified Party shall be entitled to assume the defense of such Third Party Claim at the expense of the Indemnifying Party; provided that the Indemnified Party may not compromise or settle any Third Party Claim except as provided in Section 5.6(d)(ii). For the avoidance of doubt, if the Indemnifying Party elects not to control or conduct the defense of a Third Party Claim, the Indemnifying Party nevertheless shall have the right to participate in the defense of any Third Party Claim and, at its own expense, to employ counsel of its own choosing for such purpose.

(ii)    The Indemnifying Party may compromise or settle a Third Party Claim; provided, that the Indemnifying Party shall give the Indemnified Party advance written notice of any proposed compromise or settlement and shall not, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), consent to or enter into any compromise or settlement that commits the Indemnified Party to take, or to forbear to take, any action or does not provide for a full and complete written release by the applicable third party of the Indemnified Party. No Indemnified Party may compromise or settle any Third Party Claim for which it is seeking indemnification hereunder without the consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed). No Indemnifying Party may consent to the entry of any judgment that does not relate solely to monetary damages arising from any such Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed).

(iii)    The Parties shall cooperate in the defense of any Third Party Claim, with such cooperation to include (i) the retention and the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third Party Claim and (ii) reasonable access to employees on a mutually convenient basis for providing additional information and explanation of any material provided hereunder.

Section 5.7    Supply.

(a)    The Parties shall endeavor in good faith to execute within [***] days after the Closing a supply agreement, in form and substance reasonably satisfactory to the Parties and with pricing and commercial terms reflecting the terms customarily pertaining to Seller’s arms’ length agreements for the supply of similar products, for the clinical products that Novartis elects to supply, and that Buyer elects to purchase from Novartis.

(b)    For the clinical products that Novartis elects not to supply, or that Buyer elects not to purchase from Seller, Buyer shall source such products from Third Parties, and Sellers shall, at their sole cost and expense, provide Buyer and such Third Parties with reasonable assistance in connection therewith for a period of [***] from and after the Closing

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Date. After such [***] period, Sellers shall provide assistance to Buyer at an agreed cost. Sellers will not supply to Buyer commercial product, commercial active pharmaceutical ingredient or commercial finished product.

Section 5.8    Noncompetition. During the period ending on the third anniversary of the Closing, neither Novartis nor any of its Affiliates shall conduct, participate in, or directly fund, itself or with any Affiliate or Third Party, Clinical Trial activities involving any compound, biologic or product for the therapeutic treatment of hypogonadal hypogonadism in obese men. Notwithstanding the foregoing, (a) Novartis and its Affiliates may [***] or [***] in, or [***], a [***] may [***] any [***] or [***] for the [***] of [***] of [***], provided (i) the [***] of such [***] is not [***] in the [***] of [***] or [***] for the [***] of [***] of [***], and (ii) [***] and [***] any [***] or [***] for the [***] of [***] of [***] that are [***] at the [***] of such [***] to the extent reasonably necessary to [***] the [***] or [***] of [***] in such [***]; (b) this Section 5.8 shall only apply to the extent Novartis has the ability to control the use of funds relating to, or to otherwise direct and control, such Clinical Trial activities; and (c) this Section 5.8 shall not apply to any Third Party relationships, collaborations or contracts of Novartis that exist as of the Closing Date (including [***] any [***] to (i) [***] or [***] or (ii) [***] or [***]).

Section 5.9    Product Inquiries.

From and after the Closing, Sellers shall direct all Product-related inquiries to Buyer.

ARTICLE VI

MISCELLANEOUS.

Section 6.1    Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Accounting Standards” means, with respect to Buyer, International Financial Reporting Standards (“IFRS”), consistently applied. Each Party shall promptly notify the other in the event that it changes the Accounting Standards pursuant to which its records are maintained, it being understood that each Party may only use internationally recognized accounting principles (e.g. IFRS, United States generally accepted accounting principles, etc.).

“Affiliate” means with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such other Person.

“Applicable Law” means all federal, provincial, state, local and foreign law (including United States), (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement.

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“BCT197 Asset Purchase Agreement” means that certain BCT197 Asset Purchase Agreement dated as of July 28, 2015 between Novartis and Mereo BioPharma 1 Limited.

“BPS804 Asset Purchase Agreement” means that certain BPS804 Asset Purchase Agreement dated as of July 28, 2015 between Novartis and Mereo BioPharma 3 Limited.

“Business” means the business of Developing and Manufacturing the Compound and includes any other actions taken in furtherance of the Business.

“Clinical Trial” means any Phase 1 Clinical Trial, Phase 2 Clinical Trial, Pivotal Clinical Trial, Phase 4 clinical trial and/or variations or subsets of such trials (for example, Pivotal Clinical Trial/Phase 4 clinical trial or Phase 1B); “Phase 1 Clinical Trial” means a controlled human clinical trial that would satisfy the requirements of 21 C.F.R. 312.21(a) or foreign equivalents thereof; “Phase 2 Clinical Trial” means a controlled human clinical trial that would satisfy the requirements of 21 C.F.R. 312.21(b) or foreign equivalents thereof; “Pivotal Clinical Trial” means (i) a human clinical trial of a Product that is intended to be a pivotal trial for obtaining Regulatory Approval (e.g., in the United States such clinical trial is conducted after the end of phase 2 meeting with the FDA) and to otherwise establish safety and efficacy in patients with the disease or condition being studied and to provide an adequate basis for physician labeling, for purposes of filing a MAA for Product, and that would satisfy the requirements under 21 C.F.R. 312.21(c) or foreign equivalents thereof, or (ii) any other clinical trial that is intended to establish that a pharmaceutical product is safe and efficacious for its intended use, and to determine warnings, precautions, and adverse reactions that are associated with such pharmaceutical product in the dosage range to be prescribed, which clinical trial is a registration trial intended to be sufficient for filing an application for a Regulatory Approval for such product in the United States or another country or some or all of an extra-national territory, solely as evidenced by the acceptance for filing for a Regulatory Approval for such product after completion of such clinical trial.

“Closing Date” means the date on which the Closing occurs.

“Commercialize” means to market, promote, distribute, import, export, offer to sell or sell Products or conduct other Commercialization, and “Commercialization” means commercialization activities relating to Products, including activities relating to marketing, promoting, distributing, importing, exporting, offering for sale or selling Products.

“Commercially Reasonable Efforts” means the expenditure of those efforts and resources normally used by a comparable and similarly situated company as Buyer in the pharmaceutical industry in pursuing Development or Commercialization of similar pharmaceutical products with similar market and economic potential, within the scope of the rights granted hereunder, and at a similar stage in Development or product life, taking into account efficacy, safety, approved labeling, the competitiveness of alternative products in the marketplace, the patent and other proprietary position of the Products, the likelihood of regulatory approval given the regulatory structure involved, the profitability, and other relevant factors commonly considered in similar circumstances.

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“Combination Product” means a Product that includes at least one additional active ingredient other than Compound. Drug delivery vehicles, adjuvants, and excipients will not be deemed to be “active ingredients”, except in the case where such delivery vehicle, adjuvant, or excipient is recognized as an active ingredient in accordance with 21 C.F.R. § 210.3(b)(7) (as amended), or any foreign counterpart.

“Compound” means the active pharmaceutical ingredient identified in Exhibit G. 1

“Confidential Information” means all information and data, regardless of form, including a formula, pattern, compilation, program, method, technique, process, inventory, chemical, physical material, chemical structure or activity, design, prototype, drawings, samples, source code, business plan, business opportunity, customer or personnel list, or financial statement proprietary to a Party or its Affiliate, except any portion thereof which:

(a)    is known to the receiving Party prior to receipt from the disclosing Party, as established by contemporaneously created written records;

(b)    is disclosed to the receiving Party by a Third Party, as evidenced by the receiving Party’s contemporaneously created written records, who is under no obligation of confidentiality to the disclosing Party with respect to such information and who otherwise has a right to make such disclosure;

(c)    is or becomes published, as evidenced by a written version thereof, or generally known in the trade through no fault of the receiving Party; or

(d)    is independently developed by the receiving Party, without resort to the disclosing Party’s Confidential Information, by persons having no access thereto, as evidenced by the receiving Party’s contemporaneously created written records.

All information and data included within the Purchased Assets that immediately prior to Closing constitutes Confidential Information of Sellers (without regard to clause (a) or (b) above) shall, from and after Closing, be deemed to constitute Confidential Information of Buyer, except that Novartis and its Affiliates shall continue to have the right to use such information and data for the purposes set out in Section 5.1 or to otherwise use and disclose such Confidential Information as expressly permitted under this Agreement.

“Contract” means any written or oral legally binding contract, agreement, instrument, commitment, obligation, understanding, or undertaking of any nature (including leases, licenses, mortgages, notes, guarantees, sublicenses, subcontracts, covenants not to compete, covenants not to sue, confidentiality agreements, options and warranties).

[1]	Note to draft: include esters, salts, derivatives, etc, to the extent relevant to the particular Compound.

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“Control” (including any variations such as “Controlled” and “Controlling”) means, with respect to any item or Patent, Know-How, or other intellectual property right, the legal authority or right (whether by ownership or license, other than by a license or sublicense granted pursuant to this Agreement) of a Party or its Affiliates to grant to the other Party the right to use such item, or a license, sublicense or access as provided herein to such item, without violating the terms of any agreement or other arrangement with any Third Party in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such license, access, or other right. For the avoidance of doubt, the foregoing definition of “Control” shall not apply to the definition herein of “Change of Control.”

“Develop” or “Development” means drug development activities, including test method development and stability testing, assay development and audit development, toxicology, formulation, quality assurance/quality control development, statistical analysis, clinical studies, packaging development, regulatory affairs, and the preparation, filing and prosecution of NDAs and MAAs.

“FDA” means the United States Food and Drug Administration or any successor entity thereto.

“First Commercial Sale” means the first sale of a Product by Buyer or an Affiliate of Buyer to a Third Party in a country following Regulatory Approval of such Product in that country. Sales or transfers of reasonable quantities of a Product for research, proof of concept studies or other clinical trial purposes, or for compassionate or similar use, shall not be considered a First Commercial Sale.

“Generic Equivalent” means any (i) biosimilar of a Product or (ii) any product with the same active ingredient as a Product.

“Governmental Authority” means any nation or government, any provincial, state, regional, local or other political subdivision thereof, any supranational organization of sovereign states, and any entity, department, commission, bureau, agency, authority, board, court, official or officer, domestic or foreign, exercising executive, judicial, regulatory or administrative functions of or pertaining to government.

“Health Care Law” shall mean all applicable Laws relating to patient care and human health and safety, including any such applicable Law pertaining to: (i) the research, development, testing, production, manufacturing, marketing, transfer, distribution, pricing and sale of drugs and medical devices, including the United States Food, Drug and Cosmetics Act, as amended, and all related rules, regulations and guidelines, the United States Public Health Service Act and all related rules, regulations and guidelines, and equivalent applicable Laws of

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other applicable Governmental Authorities; and (ii) the privacy and security of patient-identifying health care information, including the United States Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. 1320d et seq.) and all related rules, regulations and guidelines thereof and equivalent applicable Laws of other applicable Governmental Authorities.

“Intellectual Property Rights” means (a) Patents, (b) Know-How, (c) industrial designs (whether or not registered), (d) all rights in all of the foregoing provided by treaties, conventions and common law, (e) all rights to sue or recover and retain damages and costs and attorneys’ fees for past, present and future infringement or misappropriation of any of the foregoing, (f) any other proprietary or intellectual property rights now known or hereafter recognized in any jurisdiction, and (g) all rights in and to the master cell bank(s) and stability materials relating exclusively to the Compound or Products.

“Inventory” means all raw materials, finished Products and intermediates, and works in process thereof related to the Business, wherever located, whether in the possession of Sellers or Third Parties.

“Know-How” means any and all tangible, proprietary, confidential, research, technical and scientific information existing as of the effective date of this Agreement that is not in the public domain, including information relating to materials, discoveries, unpatented inventions, improvements, practices, methods, protocols, manufacturing techniques, operating manuals, databases, formulas, knowledge, trade secrets, technologies, processes, assays, sources, skills, experience, techniques, data and the results of experimentation and testing.

“Knowledge” means, with respect to Novartis, the actual knowledge after reasonable inquiry of employees of Novartis responsible for the relevant matter, and with respect to Buyer, the actual knowledge after reasonable inquiry of the founders of Buyer.

“Liability” means all debts, liabilities and obligations (including with respect to Taxes), whether accrued or fixed, absolute or contingent, matured or unmatured, determined, determinable or indeterminable, asserted or unasserted, known or unknown, including those arising under any Applicable Laws or Proceeding and those arising under any Contract.

“Law” means any federal, state, provincial, local, international or multinational law, statute, standard, ordinance, code, rule, regulation, resolution or promulgation, or any order, writ, judgment, injunction, decree, stipulation, ruling, determination or award entered by or with any Governmental Authority, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law.

“Loss of Market Exclusivity” means, with respect to any Product in any country, the following has occurred: (i) the sale of such Product in such country is not covered by a Valid Claim of any Patent owned or controlled by Buyer, its assignees or their respective Affiliates, (ii) such Product is not subject to regulatory, data or marketing exclusivity (or similar period of

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exclusivity granted by any Governmental Authority) under Applicable Law, and (iii) the Net Sales of such Product in that country in any calendar year are less than [***] as compared with the Net Sales of such Product in that country in the calendar year immediately preceding the marketing or sale of the first Generic Equivalent of such Product.

“MAA” means an application for the authorization to market any Product in any country or group of countries outside the United States, as defined in the applicable laws and regulations and filed with the Governmental Authority of a given country or group of countries.

“Manufacture” means activities related to the manufacture, formulation and packaging of the Compound or any Product, including related quality control and quality assurance activities.

“Material Adverse Effect” means any change, circumstance or effect that, individually or in the aggregate, would or would reasonably be expected to (i) have a materially adverse effect on the Purchased Assets taken as a whole, including the value thereof, or on Buyer’s ability to receive and develop the Purchased Assets free and clear of any Liens (other than Permitted Liens) pursuant hereto or (ii) prevent or materially delay consummation of the transactions contemplated hereby.

“NDA” means a New Drug Application in the United States for authorization to market any Product, as defined in the applicable laws and regulations and filed with the FDA.

“Patents” means national and multinational statutory invention registrations, patents and patent applications (including provisional applications), as well as all renewals, reissues, divisions, substitutions, continuations, continuations-in-part, extensions and reexaminations and all foreign counterparts thereof, registered or applied for in the United States and all other nations throughout the world.

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Proceeding” means any action, suit, litigation, mediation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or any arbitrator or arbitration panel.

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“Product” means any pharmaceutical product containing the Compound (alone or with other active ingredients), in all forms, presentations, formulations and dosage forms. For clarification, Product will include any Combination Product.

“Purchased IP” means all Patents and Know-How Controlled by any of the Sellers that are exclusively related to the Compound or any Product, including, without limitation, the Patents set forth on Schedule 1.1(a).

“Regulatory Filings and Approvals” means, with respect to any pharmaceutical product in any jurisdiction, any and all regulatory applications, filings, approvals, and associated correspondence required to develop, manufacture, market, sell, and import such product in, or into, any jurisdiction, and all approvals from any regulatory authority necessary for the sale of such product in a given jurisdiction in accordance with all Applicable Laws.

“Sales Related Payments Term” means the period of ten (10) years following the First Commercial Sale of a Product.

“Tax” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax, including any interest, penalty or addition thereto, imposed by any Governmental Authority (a “Taxing Authority”) responsible for the imposition of any such tax (domestic or foreign).

“Third Party” means any Person other than Buyer, Novartis or their respective Affiliates.

“Transaction Documents” means this Agreement, the Subscription Agreement, the Morphosys Sublicense, the Bill of Sale, the Patent Assignment and any other agreements, certificates and instruments executed and delivered in connection with the transactions contemplated by this Agreement.

“Valid Claim” means a claim of an issued and unexpired patent, or a pending claim of a patent application that is being prosecuted, that has not been held unpatentable, invalid or unenforceable by a court or other Governmental Authority with no further right of appeal.

Section 6.2    Survival of Representations and Warranties and Covenants.

The representations and warranties of the Parties contained in this Agreement shall survive the Closing until the date that is eighteen (18) months after the Closing Date, provided, that the representations and warranties set forth in Sections 2.1, 2.2, 2.3 and Sections 3.1 and 3.2 shall survive indefinitely. The covenants and agreements of the Parties contained in this Agreement shall survive the Closing in accordance with their terms.

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Section 6.3    Notices.

All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; upon receipt if transmitted by email; the day after it is sent, if sent for next day delivery to a U.S. address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested, as follows:

If to Buyer:

Mereo BioPharma 2 Limited

15 Stratton Street

London

W1J 8LQ

United Kingdom

Attention : [***]

With a copy (which shall not constitute notice) to:

Proskauer Rose LLP

Eleven Times Square

New York NY 10036

Attention: [***]

If to Seller:

Novartis Pharma AG

Lichtstrasse 35

CH-4002, Basel, Switzerland

Attention: Head – Business Development & Licensing

With a copy (which shall not constitute notice) to:

Novartis Pharma AG

Lichtstrasse 35

CH-4002, Basel, Switzerland

Attention: General Counsel

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or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

Section 6.4    Governing Law; Jurisdiction.

This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof. Each of the Parties irrevocably agrees that any Proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in federal court (or, if such court does not have subject matter jurisdiction, state court) sitting in the City and County of New York, and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such Proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Parties agrees not to commence any Action relating thereto except in the courts described above in the City and County of New York, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) or (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. The Parties acknowledge and agree that the transactions contemplated by this Agreement are not transactions pursuant to which Buyer shall have any obligations under the Transfer of Undertakings (Protection of Employment) Regulations 2006.

Section 6.5    Waiver of Jury Trial.

EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR ANY OTHER AGREEMENTS CONTEMPLATED HEREBY OR THE CONTEMPLATED TRANSACTIONS AND FOR ANY COUNTERCLAIM THEREIN.

Section 6.6    Payments; Expenses.

For the avoidance of doubt, no payments shall become due and payable and neither Party will be obligated to reimburse the other Party for any costs incurred by the other Party under or

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in connection with this Agreement unless and until the Closing has occurred. Except as otherwise specified herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the Party incurring such costs and expenses, whether or not the Closing will have occurred.

Section 6.7    Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Section 6.8    Entire Agreement.

This Agreement, including the Schedules and Exhibits hereto and the documents referred to herein, embodies the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings (including any confidentiality agreements) between the Parties with respect to such subject matter.

Section 6.9    Amendment and Modification.

This Agreement may be amended or modified only by written agreement of the Parties hereto.

Section 6.10    Binding Effect; Benefits.

This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns; nothing in this Agreement, express or implied, is intended to confer on any Person other than the Parties hereto and their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 6.11    Assignability.

This Agreement shall not be assignable by any Party hereto without the prior written consent of the other Party except that (i) either Party may assign its rights under this Agreement to any of such Party’s Affiliates without the prior written consent of the other Party and (ii) Buyer may assign its rights under this Agreement to any Person acquiring all of the Products or Purchased Assets.

Section 6.12    Interpretation Provisions.

(a)    The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to this

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Agreement unless otherwise specified. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. The term “or” is inclusive and not exclusive, unless its use is preceded by the word “either” or other words of similar import. The terms “include” and “including” are not limiting and mean “including without limitation.” Use of a particular gender is for convenience only and is not intended to be a part of or to affect or restrict the meaning or interpretation of this Agreement.

(b)    References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(c)    References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(d)    The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

(e)    The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

(f)    The Schedules and Exhibits to this Agreement are a material part hereof and shall be treated as if fully incorporated into the body of this Agreement.

Section 6.13    Severability.

Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any Applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision or portion of any provision in such jurisdiction.

Section 6.14    Specific Performance.

The Parties agree that irreparable damage would occur in the event any provision hereof were not performed in accordance with the terms hereof and that the Parties will be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity without the necessity of demonstrating the inadequacy of monetary damages and without the posting of a bond.

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Section 6.15    Disclaimer.

IT IS UNDERSTOOD, ACKNOWLEDGED AND AGREED THAT, EXCEPT AS SET FORTH HEREIN NOVARTIS MAKES NO EXPRESS OR IMPLIED WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER WITH RESPECT TO THE PURCHASED ASSETS OR ANY OTHER MATTER OR THING REGARDING THE PURCHASED ASSETS. BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLERS SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PURCHASED ASSETS “AS IS, WHERE IS, WITH ALL FAULTS”, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT. BUYER HAS NOT RELIED AND WILL NOT RELY ON, AND NOVARTIS IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PURCHASED ASSETS MADE OR FURNISHED BY SELLER, ITS AFFILIATES OR ANY AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT, THE NOVARTIS DISCLOSURE SCHEDULE, THE TRANSACTION DOCUMENTS OR ANY ANCILLARY AGREEMENT. WITHOUT IN ANY WAY LIMITING THE FOREGOING, NOVARTIS HEREBY DISCLAIMS ANY WARRANTY, EXPRESS OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AS TO ANY PORTION OF THE PURCHASED ASSETS. BUYER REPRESENTS TO NOVARTIS THAT BUYER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PURCHASED ASSETS AS BUYER DEEMS NECESSARY AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF NOVARTIS OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF NOVARTIS AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT.

Section 6.16    Obligations of Party’s Affiliates.

Each Party shall cause its controlled Affiliates that are entities to perform any obligations of such Party and its Affiliates that are entities in connection with the Purchased Assets and the consummation of the transactions contemplated by this Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first above written.

Seller:

NOVARTIS PHARMA AG

By:	/s/ Matt Owens
Name:	Matt Owens
Title:	Global Head Legal Strategic Partnerships &
Digital Medicine

By:	/s/ Efthymis Lioulias
Name:	Efthymis Lioulias
Title:	Senior Legal Counsel

Buyer:

MEREO BIOPHARMA 2 LIMITED

By:	/s/ Denise Scots-Knight
Name:	Denise Scots-Knight
Title:	CEO

[Signature Page to BGS649 Asset Purchase Agreement]

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SCHEDULE 1.1(a)

PURCHASED IP

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SCHEDULE 1.1(b)

ASSUMED CONTRACTS

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SCHEDULE 1.1(c)

REGULATORY FILINGS AND APPROVALS

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SCHEDULE 1.1(e)

PURCHASED INVENTORY

PROJECT:	BGS649

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SCHEDULE 1.7(f)

NOVARTIS DISCLOSURE SCHEDULE

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SCHEDULE 1.7(g)

CONSENTS

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EXHIBIT B

SUBSCRIPTION AGREEMENT

[See attached]

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Subscription Agreement

relating to ordinary shares to be

allotted by Mereo BioPharma Group Limited

Dated                                                                                  July 2015

(1)	Institutional Investors

(2)	Mereo Founders

(3)	Company

Execution Version

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DATE                                         July 2015

PARTIES

(1)	THE PERSONS whose names and addresses are set out in Schedule 1 (the “Institutional Investors”);

(2)	THE PERSONS named in rows 1 to 9 (inclusive) of Schedule 2 (the “Mereo Founders”) and

(3)	Mereo BioPharma Group Limited a company registered in England and Wales (company number 9481161) whose registered office is at Green Park House, 15 Stratton Street, London, W1J 8LQ (“the Company”).

INTRODUCTION

(A)	The Mereo Newcos, each a wholly owned subsidiary of the Company, intend to enter into agreements to be dated on or around the date of this Agreement to acquire a portfolio of assets from Novartis Pharma AG in accordance with the terms of the Novartis Asset Sale Agreements.

(B)	Each of the Investors are to subscribe for their respective Ordinary Shares in cash, save for Novartis which will receive its Ordinary Shares as consideration for the assignment to the Company of the benefit of certain loan notes issued to Novartis by the Mereo Newcos in exchange for the sale of the Novartis Assets pursuant to the Novartis Asset Sale Agreements.

(C)	Immediately following Completion, the share capital of the Company shall be held as set out in column 2 of Schedule 2 of this Agreement.

OPERATIVE PROVISIONS

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement the words and expressions set out below shall have the following meanings:

Agreement	this agreement, including the Schedules to this agreement

Authorisation	means

(a) an approval, authorisation, consent, declaration, exemption, permit, licence, notarisation or waiver, however it is described, and including any condition attached to it; and

Execution Version

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(b) in relation to anything that could be prohibited or restricted by law if a Government Agency acts in any way within a specified period, the expiry of that period without that action being taken

Business Day	a day, except a Saturday or Sunday, on which banks in the City of London are generally open for business

Business Plan	the initial business plan which is attached to this Agreement as Annex A and as may be updated from time to time

Call Notice	As defined in clause 2.11

Call Option	as defined at clause 2.11

Call Option Price	means in respect of each Founder, the price specified in column 3 of Schedule 6, being the nominal value of such shares

Call Option Shares	means such number of the Ordinary Shares held by each Founder as is specified at column 2 of Schedule 6

Company’s Solicitors	Proskauer Rose (UK) LLP of 110 Bishopsgate, London, EC2N 4AY

Completion	completion by the parties of their respective obligations in accordance with clause 5 upon satisfaction of the Conditions

Commitment	in respect of each Investor, the amount set out against its name in column 2 of Part A of Schedule 1

Conditions	as defined in clause 4

Confidential Information	all information which relates to:

(a) the Group;

(b) any aspect of the business of the Group operated by any of the subsidiaries of the Company;

Execution Version

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(c) the provisions and subject matter of this Agreement; and

(d) the negotiations relating to this Agreement

Controlling Stake	more than 50 per cent in number of the issued shares

Dilutive Event	any action taken by the Company having the effect that, immediately following such Dilutive Event and but for the operation of clause 7.1 of this Agreement, the shares held by Novartis in the Company would represent less than 19.5% of the total economic and voting rights in the Company, including but not limited to: any issue of shares in the equity share capital of the Company or the exercise of any right to subscribe for or convert any security into, such shares, whether for cash or by way of dividend, distribution or capitalisation of profits or reserves (including share premium account and any capital redemption reserve); or any amalgamation or merger of the Company into or with another entity

Drawdown Notice	as defined in clause 2.8

Employment Agreements	the agreed form employment agreements between the Company and each of Denise Pollard-Knight, Charles Sermon, Richard Bungay and Alastair MacKinnon

Exit	any of the following:

(a) the obtaining of a Listing;

(b) the completion of a Sale; or

(c) completion of a liquidation, winding up or dissolution of the Company

Fully Diluted	the aggregate, from time to time, of all shares issued in the equity share capital of the Company, and all such shares capable of being issued by the Company pursuant to all outstanding rights to subscribe for, or convert

Execution Version

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any security into, any shares in the equity share capital of the Company as if those outstanding rights had been exercised in full, but excluding the Options

Full Title Guarantee	means with the benefit of the implied covenants set out in Part 1 of the Law of Property (Miscellaneous Provisions) Act 1994 when a disposition is expressed to be made with full title guarantee

Further Subscription	a subscription for Ordinary Shares pursuant to clause 2.7

Government Agency	a government or governmental, semigovernmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity whether foreign, federal, state, territorial or local

Group	the Company and its subsidiary undertakings from time to time and “Group Company” shall be interpreted accordingly

Initial Price	£1.84 per Ordinary Share

Invesco	Invesco Asset Management Limited acting as agent for and on behalf of the Invesco Fund

Invesco Fund	the Invesco Perpetual High Income Fund and with all shares held in the name of its nominee

Invesco Permitted Transferee	means:

Where the relevant Shareholder is an Investment Manager or a nominee of an Investment Manager:

(a)    any participant or partner in or member of any Investment Fund in respect of which the shares to be transferred are held (but only in connection with the dissolution of such Investment Fund or any distribution of assets of the Investment Fund pursuant to the operation of the Investment Fund in the ordinary course); or

Execution Version

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(b) any Investment Fund whose business is managed by the Investment Manager who is or whose nominee is the transferor; or

(c) any other Investment Manager who manages the business of the Investment Fund in respect of which the shares are held; or

(d) any nominee or custodian of (a) to (c); or

(e) any mandate controlled by or managed by or advised by an Investment Manager.

Where the relevant Shareholder is an Investment Fund or nominee of an Investment Fund to:

(a)    any partner in or member of the Investment Fund which is or whose nominee is the transferor (but only in connection with the dissolution of such Investment Fund or any distribution of assets of the Investment Fund pursuant to the operation of the Investment Fund in the ordinary course); or

(b)    any other Investment Fund whose business is managed by the same Investment Manager as manages the Investment Fund which is or whose nominee is the transferor or another Investment Manager in the Invesco group of companies; or

(c) the Investment Manager who manages the business of the Investment Fund which is or whose nominee is the transferor; or

Execution Version

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(d) any nominee or custodian of (a) to (c);

(e) any mandate controlled by or managed by or advised by an Investment Manager

Investment Fund	any person (including a company), fund, partnership, investment syndicate or other entity holding shares (including any beneficial interest in shares) in the Company for investment purposes and not being an Employee (as defined in the New Articles) or Permitted Transferee (as defined in the New Articles) of an Employee

Investment Manager	means an organisation whose principal business is to make or advise upon investments

Investors	each of (1) the Institutional Investors and (2) the Mereo Founders

Investor Counsel Fees	means an aggregate amount of £100,000 to be deducted by Invesco, Woodford and WEIF from their respective subscription fees in accordance with clause 14.2

Listing	means the admission of all or any of the shares of the Company or securities representing those shares (including without limitation depositary interests, American depositary receipts, American depositary shares and/or other instruments) on NASDAQ or on the Official List of the United Kingdom Listing Authority or on the AIM Market operated by the London Stock Exchange Plc or any other recognised investment exchange (as defined in section 285 of the Financial Services and Markets Act 2000)

Long Stop Date	10 Business Days following the date of this Agreement

Execution Version

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Mereo Newcos	Mereo BioPharma 1 Limited (company number 0946998), Mereo BioPharma 2 Limited (company number 09647035) and Mereo BioPharma 3 Limited (company number 09647034) whose registered offices are at Green Park House, 15 Stratton Street, London, W1J 8LQ

New Articles	the articles of association to be adopted by the Company at Completion (in the agreed form) and as may be amended from time to time

Novartis	Novartis Pharma AG, Lichtstrasse 35, CH-4002, Basel, Switzerland

Novartis Assets	the intellectual property and other assets held by Novartis immediately prior to Completion which are being acquired by the Mereo Newcos pursuant to the terms of the Novartis Asset Sale Agreements

Novartis Asset Sale Agreements	the three asset sale agreements and licence agreement to be entered into between Novartis and each of the Mereo Newcos on or around the date of this Agreement in relation to the sale and licence of the Novartis Assets

Ordinary Shares	ordinary shares of £0.001 each in the capital of the Company

Options	options to acquire Ordinary Shares pursuant to an employee share option scheme

Payment Instructions Agreement	the payment instructions agreement between, amongst others, certain investors and the Company’s Solicitors to be entered into on or about the date hereof, in the agreed form

Project Berkeley Data Room	the online data room providing information on the Group and the Novartis Assets and made available to the Institutional Investors

Pro Rata Portion	means in respect of Invesco, the lower of (i) the proportion which the aggregate number of Ordinary Shares held by the Invesco Fund and any Invesco Permitted Transferee bears to the total aggregate number of Ordinary

Execution Version

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Shares held by the Invesco Fund, any Invesco Permitted Transferee, Woodford and WEIF; or (ii) unless Invesco has nominated an alternative fund managed by Invesco to take up all or part of its Pro Rata Portion pursuant to clause 2.17, such number of Ordinary Shares as would result in the Invesco Fund holding, when aggregated with the Ordinary Shares already held by the Invesco Fund, not more than 19.5% of the then issued voting share capital in the Company; and in respect of Woodford, the proportion which the aggregate number of Ordinary Shares held by Woodford bears to the total aggregate number of Ordinary Shares held by the Invesco Fund, any Invesco Permitted Transferee, Woodford and WEIF; and in respect of WEIF, the proportion which the aggregate number of Ordinary Shares held by WEIF bears to the total aggregate number of Ordinary Shares held by the Invesco Fund, any Invesco Permitted Transferee, Woodford and WEIF, in each case on the date of the Call Option Notice.

Qualifying IPO	means an initial public offering of shares in the capital of the Company which results in gross proceeds to the Company of not less than £100,000,000 (excluding, for the avoidance of doubt, the Remaining Commitments) at a price per share representing an uplift to the post-Completion valuation of the Company of not less than 20%

Remaining Commitments	in respect of each Investor, the amount specified in column 5 of Part A of Schedule 1 subject to clause 2.9

Sale

(a)    the disposal by the Company of all or substantially all of its undertaking and assets (where disposal may include, without limitation, the grant by the Company of an exclusive licence of intellectual property not entered into in the ordinary course of business); or

Execution Version

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(b)    the sale of (or the grant of a right to acquire or to dispose of) any of the shares in the capital of the Company (in one transaction or as a series of transactions) which will result in the purchaser of those shares (or grantee of that right) and persons acting in concert with him together acquiring a Controlling Stake in the Company, except where following completion of the sale the shareholders and the proportion of shares held by each of them are the same as the shareholders and their shareholdings in the Company immediately prior to the sale

Target Group	the Company and each of the Mereo Newcos, and “Group Company” shall mean each of them

Transaction Agreements	this Agreement and the New Articles

Warranties	the warranties given pursuant to clause 6

WEIF	CF Woodford Equity Income Fund, acting by its agent Woodford Investment Management LLP, whose details are set out at Schedule 1

Woodford	Woodford Patient Capital Trust plc, acting by its agent Woodford Investment Management LLP, whose details are set out at Schedule 1

1.2	Words and expressions which are defined in the Companies Act 2006 shall have the meanings attributed to them in that Act when used in this Agreement unless otherwise defined.

2.	CAPITAL COMMITMENTS AND SUBSCRIPTIONS FOR ORDINARY SHARES

Commitments

2.1	Each Investor may be required to contribute cash to the Company from time to time in accordance with this clause 2, up to an aggregate amount equal to that Investor’s Commitment. No Investor shall be entitled to interest on its Commitment.

Execution Version

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Loan note exchange

2.2	Novartis shall transfer to the Company on Completion the number of loan notes issued by the Mereo Newcos set opposite its name in column 2 of Part B of Schedule 1 of this Agreement (being all of the loan notes held by Novartis) in consideration of the issue by the Company to Novartis of the Ordinary Shares to be issued to Novartis pursuant to clause 2.3(b) and clause 7, below.

Subscription and issue of shares

2.3	On Completion:

(a)	the Institutional Investors (as set out in Schedule 1) other than Novartis shall subscribe in cash for and shall be issued the number of Ordinary Shares set opposite their name in column 3 of Part A of Schedule 1 for the price specified in column 4 of Part A of Schedule 1; and

(b)	the Company shall issue to Novartis of the number of Ordinary Shares set opposite its name in column 3 of Part B of Schedule 1.

2.4	Following Completion, the share capital of the Company shall be as set out in Schedule 2.

2.5	The parties hereby agree that full payment of the subscription monies for the respective Institutional Investors’ Ordinary Shares set out in clause 2.3(a) upon Completion shall be satisfied out of the monies that are or are to be, held by the Company’s Solicitors to the order of the Institutional Investors, pursuant to the Payment Instructions Agreement.

2.6	Upon entry into this Agreement the Company shall hold a board meeting at which the applications for Ordinary Shares set out in Schedule 1 to this Agreement shall be approved with such Ordinary Shares to be allotted and issued to the Institutional Investors by the Company subject only to Completion, with the relevant names to be entered into the Company’s register of members upon Completion.

2.7	Simultaneously with and upon entry into this Agreement, each of the parties who are a party to the Payment Instructions Agreement shall execute and deliver the Payment Instructions Agreement.

Drawdown of Remaining Commitment

2.8

Immediately prior to a Listing, or, if earlier, on 31 March 2016 and at any time after that date but before 1 June 2016, the board of directors of the Company may cause the Company to issue a notice (“Drawdown Notice”) to each Investor, requiring that such Investor subscribe for additional Ordinary Shares at the Initial Price per Ordinary Share, up to an amount equal to such Investor’s Remaining Commitment (subject to clause 2.9 below). Each such Investor shall contribute the required amount in

Execution Version

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immediately available cash funds within five (5) Business Days after receipt of such notice. Woodford may transfer all or part of its obligation under this clause to WEIF and vice versa.

2.9	The amount that the Invesco Fund may be required to subscribe for additional Ordinary Shares pursuant to clause 2.8 shall not exceed the lower of (i) its Remaining Commitment; and (ii) such amount as would result in the Invesco Fund holding, immediately following completion of the Further Subscriptions of each Investor, not more than 19.5% of the then issued voting share capital in the Company.

2.10	The Invesco Fund’s participation in any Further Subscriptions is conditional upon (i) the Company’s continuing compliance with this Agreement and the New Articles; and (ii) such participation not resulting in a contravention of any applicable laws, regulations or other legal requirements of whatever nature.

Call Option

2.11	At any time on or after 31 March 2016, but prior to a Listing Woodford, WEIF and Invesco shall be entitled (“Call Option”) to issue to all (but not some only) of the Founders a notice (“Call Notice”) requiring such Founder to transfer to the Invesco Fund and Woodford his or her Call Option Shares in consideration of payment to him or her of the Call Option Price.

2.12	The Call Option is exercised on the date on which the Call Notice is issued, and the sale and purchase of the Call Option Shares shall take place on the date which is ten (10) Business Days after the exercise of the Call Option, on which date:

(a)	each Founder shall deliver

(i)	to Woodford a duly executed stock transfer form in favour of Woodford in respect of its Pro Rata Portion of the Call Option Shares;

(ii)	to WEIF a duly executed stock transfer form in favour of WEIF in respect of its Pro Rata Portion of the Call Option Shares;

(iii)	to Invesco (or its nominee) a duly executed stock transfer form in favour of the Invesco Fund in respect of its Pro Rata Portion of the Call Option Shares; and

(iv)	to the Company share certificates evidencing his or her ownership of the Call Option Shares set out opposite his or her name at Schedule 6, for cancellation; and

(b)	each of Woodford and Invesco shall pay to each of the Founders in cash or immediately available funds its Pro Rata Portion the Call Option Price.

Execution Version

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2.13	A Call Notice may not be issued to any Founder pursuant to clause 2.11 unless the Institutional Investor issuing such Call Notice also issues a Call Notice to each of the other Founders at the same time and requires each Founder to transfer an equal percentage portion of their Call Option Shares.

2.14	The Call Option Shares shall be sold by each Founder with Full Title Guarantee and free from all Encumbrances and together with all rights attaching to them on the date of such transfer.

2.15	If Invesco, Woodford and WEIF do not issue a Call Option Notice within 30 Business Days of becoming entitled to do so, the Call Option shall automatically lapse and cease to be exercisable.

2.16	Woodford shall be entitled to specify in the Call Option Notice that some or all of its Pro Rata Portion of a Founder’s Call Option Shares be transferred to WEIF, and vice versa. In such case clause 2.12(a)(i) and clause 2.12(b) shall be deemed to be amended accordingly.

2.17	Invesco shall be entitled to specify in the Call Option Notice that some or all of the Invesco Fund’s Pro Rata Portion of a Founder’s Call Option Shares be transferred to an alternative fund managed by Invesco that is not the Invesco Fund. In such case clause 2.12(a)(ii) and clause 2.12(b) shall be deemed to be amended accordingly.

Non-Qualifying IPO

2.18	In the event of any Listing which is not a Qualifying IPO, the parties shall discuss and agree in good faith an adjustment to the number of Ordinary Shares held by the Founders.

3.	OPTIONS

3.1	The parties acknowledge and agree that an option pool representing no more than fifteen per cent. (15%) of the diluted share capital of the Company following the issues of shares contemplated by this Agreement shall be available following Completion for the purposes of incentivising current and future employees of the Company and its group of companies (the “Option Pool”). The Option Pool represents the only shares that may comprise an Employee Issue under the New Articles.

3.2	Following Completion, the Company intends to issue the Options as set out in column 5 of Schedule 2 of this Agreement.

Execution Version

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4.	CONDITIONS PRECEDENT

4.1	The obligations of the Company and the Institutional Investors to be performed at Completion under this Agreement are conditional upon:

(a)	each of the conditions to the Novartis Asset Sale Agreements, other than the condition set out at clause 1.9(b)(viii) of each of the Novartis Asset Sale Agreements, having been duly satisfied or waived in accordance with the terms of such agreement;

(b)	the Company having received subscription agreements from investors which taken together total aggregate subscriptions to be received on behalf of the Company on Completion of not less than £20,000,000 less the Investor Counsel Fees (the “Conditions”).

5.	COMPLETION

5.1	Subject to the provisions of this Agreement, Completion shall occur at the time and place specified in the Novartis Asset Sale Agreements and simultaneously with completion under the Novartis Asset Sale Agreements.

5.2	On Completion the Company shall:

(a)	adopt the New Articles of the Company;

(b)	enter into the Employment Agreements as agreed between the Company and the relevant employees;

(c)	deliver to each of the Institutional Investors certificates for the Ordinary Shares as set out in clause 2.1; and

(d)	enter each of the Institutional Investors into the Company’s register of members in respect of the Ordinary Shares set opposite its name in column 3 of Part A of Schedule 1.

5.3	It is acknowledged and agreed that, immediately following Completion:

(a)	the board of directors of the Company shall be comprised of Denise Pollard- Knight (chief executive officer), Peter Fellner (chairman), Frank Armstrong, Anders Ekblom, Peter Bains and Kunal Kashyap;

(b)	in addition to any right to appoint a director under the New Articles, each of Invesco, Novartis and Woodford shall be entitled to nominate one person to act as an observer of board meetings in accordance with the New Articles;

(c)	Charles Sermon shall be the company secretary; and

(d)	each of Woodford and Invesco will be entitled to nominate one person to act as a director of the Company, in accordance with and subject to the New Articles.

Execution Version

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6.	WARRANTIES

6.1	Each Investor warrants to each other party as of the date of this Agreement that:

(a)	if it is a company, it is a company limited by shares duly incorporated and validly existing under the laws of the place of its incorporation;

(b)	it has full legal capacity and power to:

(i)	own its property and to carry on its business; and

(ii)	enter into the Transaction Agreements and to perform its obligations under the Transaction Agreements;

(c)	if it is a company, it has taken all corporate action that is necessary to authorise its entry into the Transaction Agreements and the performance of its obligations under the Transaction Agreements;

(d)	this Agreement constitutes, and will, when executed, constitute legal, valid and binding obligations, enforceable against it in accordance with its terms;

(e)	it holds each Authorisation that is necessary to:

(i)	enable it properly to execute the Transaction Agreements and to perform its obligations under the Transaction Agreements;

(ii)	ensure that the Transaction Agreements are legal, valid, binding and admissible in evidence; and

(iii)	enable it to carry on its business,

and it is complying in all material respects with any conditions to which any of these Authorisations is subject;

(f)	neither its execution of the Transaction Agreements, nor the performance of its obligations under the Transaction Agreements, contravenes:

(i)	any law to which it or any of its property is subject or any order of any Government Agency that is binding on it or any of its property;

(ii)	any Authorisation;

(iii)	any undertaking or instrument binding on it or any of its property; or

(iv)	its constitutional documents or equivalent; and

Execution Version

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(g)	the Investors represent that they each fall within one of the following categories of person:

(i)	an investment professional as defined in article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), namely persons authorised under the Financial Services and Markets Act 2000 (“FSMA”); persons whose ordinary activities involve them investing in unlisted companies; governments; local authorities or international organisations; or a director, officer or employee acting for such persons in relation to engaging in investment activity; or

(ii)	a person falling within any categories of persons described in paragraphs (2)(a) to (d) of article 49(2) (“high net worth companies, unincorporated associations etc”) of the Order, namely bodies corporate with called up share capital or net assets of not less than £5 million (except where the body corporate has more than 20 members in which case the share capital or net assets should be not less than £500,000); unincorporated associations or partnerships with net assets of not less than £5 million; trustees of high value trusts; or a director, officer or employee acting for such persons in relation to engaging in investment activity.

6.2	The Company and each of the Mereo Founders warrants to the Institutional Investors that, as at the date of this Agreement:

(a)	the information on the Group Companies contained in Schedule 4 to this Agreement is true, complete and accurate in all respects;

(b)	the Company owns, and will immediately following Completion own, the full legal and beneficial title in the entire issued share capital of the Mereo Newcos free from all claims, liens, encumbrances, equities and third party rights;

(c)	the Company has no interest in the share capital of any body corporate other than the Mereo Newcos;

(d)	each Group Company is private company limited by shares and is and has since its incorporation been, resident in the United Kingdom for United Kingdom tax purposes;

(e)	no Group Company has ever traded or has, or has acquired or disposed of any, any assets or liabilities (whether actual or contingent, present, future or otherwise), borrowed, made any loan or entered into any contract, or agreed to do any of the foregoing, other than:

(i)	any obligations it has arising under the Novartis Asset Sale Agreements;

Execution Version

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(ii)	loan notes issued by each Mereo Newco to Novartis pursuant to the Novartis Asset Sale Agreements, which are transferred to the Company on Completion;

(iii)	any liabilities arising under any employment or consultancy agreements or appointment letters entered into between the Company and any of the Mereo Founders or Richard Bungay, copies of which have been disclosed to the Institutional Investors; and

(iv)	those disclosed in Schedule 3 to this Agreement or in the Project Berkeley Data Room;

(f)	it has disclosed to the Institutional Investors in Schedule 2 to this Agreement details of the Ordinary Shares issued to the Mereo Founders prior to the date of this Agreement, and each of the issued shares in each Group Company have been issued in proper legal form and are fully paid or credited as fully paid and immediately prior to Completion each of the issued shares in the Company will, save as disclosed in Schedule 2 , be legally and beneficially owned by the Mereo Founders and Peter Harper free from all claims, liens encumbrances, equities and third party rights;

(g)	Ernst & Young LLP has provided the Company with a valuation in respect of the Ordinary Shares issued to the Mereo Founders prior to the date of this Agreement;

(h)	save as expressly contemplated by this Agreement and under the Novartis Asset Sale Agreements, there is no debenture or loan capital or any agreement to create or issue any debenture or loan or share capital of any Group Company or any option to subscribe for or acquire or any agreement to put under option any debenture or loan or share capital of any Group Company and no person has the right (whether pursuant to conversion or otherwise) to call for the issue of any debenture or share or loan capital of any Group Company under any agreement or other arrangement presently in force;

(i)	the Company has no indebtedness in the nature of borrowing or loan facilities including without limitation factoring or invoice discounting arrangements;

(j)	save in respect of the loan notes issued by each of the Mereo Newcos which are to be transferred to the Company pursuant to clause 2.2 of this Agreement, no other Group Company has any indebtedness in the nature of borrowing or loan facilities including without limitation factoring or invoice discounting arrangements;

(k)	no Group Company has or has ever had any or been a subsidiary or an associated company of another company, other than a Group Company or a member of a consortium for tax purposes and nor has it ever been the legal or beneficial owner of any share or loan capital of any company other than a Group Company;

Execution Version

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(l)	the register of members of each Group Company is correct and properly written up to date and there has been no notice of any proceedings to correct or rectify any such register;

(m)	a true and complete copy of the articles of association of each Group Company is included in the Project Berkeley Data Room;

(n)	no Group Company has any full or part time employees or workers;

(o)	save as disclosed at Schedule 3 to this Agreement, no person is entitled to receive from the Company an introduction or finders brokerage or commission or similar fee in respect of the subscriptions or other transactions contemplated by this Agreement;

(p)	each Group Company has materially complied with all its obligations under the Companies Act 2006 and with all other applicable laws, regulations and other legal requirements;

(q)	no Group Company is a party, or has ever been a party and, so far as Company and each of the Mereo Founders is aware, no facts or circumstances exist, whereby any Group Company could become a party to any dispute or proceedings of whatever nature;

(r)	no order has been made or resolution passed or petition presented for the winding up or other dissolution of the Company, no receiver or manager or administrator has been or can be appointed over any of its assets and the Company is not insolvent or unable to pay its debts. None of the Mereo Founders is aware of any facts which are likely to lead to any of the events or circumstances referred to in this paragraph; and

(s)	no Group Company has declared or paid any dividends or effected any distribution (for tax purposes or otherwise) of or in respect of its assets or share capital.

6.3	Each of the Mereo Founders warrants to the Institutional Investors that as at the date of this Agreement:

(a)	he is not subject to any restrictions by reason of any existing or former employment or any other capacity or agreement which could prevent his participation in the Company or the development of the activities of the Group Companies in the manner hereby contemplated;

(b)	neither he nor any of his connected persons or associates or any of them has any interest, direct or indirect, in any agreement or arrangement to which any

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Group Company is party or in any business which has a close trading relationship with any Group Company or which competes in any way with or could reasonably be expected to become competitive in any way with the business of the Target Group;

(c)	he is not party to any agreement or understanding or arrangement with any other person in connection with his investment in the Company or his liabilities hereunder or his employment or engagement by the Company or any other present or proposed member of the Group which has not been disclosed to the Institutional Investors; and

(d)	he is not aware of any matter which constitutes a breach of the warranties given by Novartis under the Novartis Asset Sale Agreements.

6.4	That save for any transfer made under articles 50, 51 or 52 of the New Articles, or an Exit/IPO if earlier, the Mereo Founders undertake to the Institutional Investors not to transfer or otherwise dispose of any of their shares or any interest in such shares during the two year period immediately following Completion without the prior written consent of shareholders holding a majority of the voting rights in the Company.

6.5	Each of the Institutional Investors and the Company acknowledges that each of them has executed this Agreement and agreed to perform its obligations under this Agreement in reliance on the warranties that are made in this clause 6.

6.6	The Company will not and will procure that none of the relevant Group Companies will waive or amend any material condition to or term of any Novartis Asset Sale Agreement without the prior consent of Invesco and Woodford.

7.	FURTHER NOVARTIS SHARE ISSUE

7.1	On the occurrence of any Dilutive Event after the date of this Agreement, the Company shall issue (“Further Issue”) to Novartis, credited as fully paid such number of Ordinary Shares as is necessary to ensure that, having regard to the operation of articles 66.3 and 66.4 of the New Articles, immediately following such Further Issue, the shares held by Novartis in the Company represent no more than 19.5 % of the total economic and voting rights in the Company, subject to clause 7.3 below.

7.2	Each Investor, other than Novartis, acknowledges the Company’s obligations pursuant to clause 7.1 above and:

(a)	shall insofar as it is lawfully able by the exercise of its rights and powers as a shareholder of the Company, use all reasonable endeavours to procure that the Company shall take all actions reasonably necessary to comply with its obligations pursuant to clause 7.1 above;

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(b)	shall cause any director or officer of the Company who is, from time to time, appointed and/or maintained in office by such Investor, to use his powers as a director or officer of the Company by voting in favour of any resolution of the directors of the Company, to ensure that the Company shall comply with its obligations pursuant to clause 7.1 above, subject at all times to such director’s or officer’s statutory and fiduciary duties to the Company; and

(c)	hereby waives any and all rights of pre-emption or other restriction in relation to any issue of shares to Novartis made pursuant to clause 7.1 above, whether arising by virtue of the Articles (as they may be amended from time to time), any agreement, law or otherwise.

7.3	The maximum aggregate number of Ordinary Shares that may be issued by the Company to Novartis on Completion and pursuant to clause 7.1 above shall in no event exceed 14,000,000 Ordinary Shares, provided only that the maximum aggregate number of Ordinary Shares (14,000,000) prescribed by this clause 7.3 shall be adjusted (“Adjustment”) in the event of any subdivision, consolidation or reclassification of the Ordinary Shares, so that, after such Adjustment, the aggregate number of Ordinary Shares that may be issued pursuant to a Further Issue (or a series of Further Issues) carry as nearly as possible the same proportion of economic and voting rights in the Company as if the event giving rise to such Adjustment had not taken place.

8.	INFORMATION RIGHTS

8.1	Each Investor who is entitled to appoint a Director under the New Articles, regardless of whether its exercises such right, shall be entitled to receive:

(a)	at the same time as they are delivered to the Company’s board of directors, copies of all board packs or documents and meeting agendas to be discussed or presented at any meeting of the Company’s board of directors and copies of any other documents circulated to directors; and

(b)	copies of minutes of meetings of the Company’s board of directors as soon as practicable following the relevant meeting.

8.2	The Company covenants and undertakes to each Investor that it shall provide to each such Investor copies of all financial and other information relating to the business and affairs of the Target Group as such Investor may require, including:

(a)	as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, management accounts of the Target Group including the Group’s profit and loss account and cash flow statement and performance against budget in respect of each financial quarter;

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(b)	the annual report and audited consolidated accounts of the Target Group in respect of each financial year;

(c)	all documents sent to, and all resolutions passed by, any holders of shares or other securities in the Company, or to any of the Company’s financial lenders;

(d)	the final draft of any proposed public announcement;

(e)	as soon as reasonably practicable following it being requested supply such information as is reasonably necessary to enable each Investor to prepare its tax or other returns and such other information as such Investor may reasonably request for the purpose of enabling it to comply with any reporting or compliance requirements imposed on such Investor by any statue rule, regulation or otherwise by any governmental agency or authority; and

(f)	any information, to the extent not included in (a) to (d) above, to which a director appointed to the board of the Company would ordinarily be entitled to in the course of carrying out his duties as a director of the Company.

8.3	The Company will permit each Investor and its authorised representatives at such Investor’s expense to visit and inspect the properties of the Company, including its corporate books and records, and to discuss the Company’s business and finances with officers of the Company, in each case for any purpose reasonably related to such Investor’s interest in the Company, during normal business hours following reasonable notice and as often as may be reasonably requested; provided that any such access provided shall not unduly interfere with the operations of the conduct of the business of the Company.

9.	BUSINESS PLAN AND BUDGET

9.1	The Company and each of the Mereo Founders undertakes to each Institutional Investor to carry on, develop and expand the business of the Target Group in accordance with the Business Plan.

9.2	The Company shall provide to each Investor, not later than 30 days prior to the start of each financial year:

(a)	a detailed budget and cash flow forecast for the Group in respect of that financial year; and

(b)	an updated business plan for the Group, including updated medium and long term assumptions and projections.

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10.	ASSIGNMENT OF THIS AGREEMENT

10.1	No party shall:

(a)	assign any of its rights under this Agreement;

(b)	transfer any of its obligations under this Agreement;

(c)	sub-contract or delegate any of its obligations under this Agreement; or

(d)	charge or deal in any other manner with this Agreement or any of its rights or obligations,

provided that:

(e)	Woodford may assign any of its rights under this Agreement to any person to whom it is entitled to transfer shares in the Company pursuant to article 48.1(b) of the Articles in connection with a transfer of shares in the Company to that person; and

(f)	the Invesco Fund may assign any of its rights under this Agreement to any person to whom they are entitled to transfer shares in the Company pursuant to article 48.1(b) of the Articles in connection with a transfer of shares in the Company to that person and Invesco may exercise any of their respective rights under this Agreement for the benefit of any such person.

10.2	Any purported assignment, transfer, sub-contracting, delegation, charging or dealing in contravention of this clause shall be ineffective.

11.	ANNOUNCEMENTS

11.1	Save as expressly provided for in the Novartis Asset Sale Agreements, the parties shall not make any public announcement or issue a press release or respond to any enquiry from the press or other media concerning or relating to the Novartis Asset Sale Agreements or this Agreement or their subject matter or any ancillary matter without the prior written approval of each of the Institutional Investors and Denise Pollard-Knight.

11.2	Notwithstanding any other provision in this Agreement, each party may, without the prior written approval of the other parties, make or permit to be made an announcement concerning or relating to this Agreement or its subject matter or any ancillary matter if and to the extent required by:

(a)	law or regulation;

(b)	any securities exchange on which such party’s securities are listed or traded; or

(c)	any regulatory or governmental or other authority with relevant powers to which a party is subject.

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12.	CONFIDENTIALITY

12.1	Each of the Institutional Investors and the Mereo Founders and, in respect of Confidential Information of the type referred to in paragraphs (c) and (d) of the definition of Confidential Information, the Company undertakes that it shall both for a period of three (3) years after the term of this Agreement preserve the confidentiality of the Confidential Information, and except to the extent otherwise expressly permitted by this Agreement, not directly or indirectly reveal, report, publish, disclose or transfer or use for its own or any other purposes such Confidential Information.

12.2	Notwithstanding any other provision in this Agreement, any party may disclose Confidential Information if and to the extent:

(a)	required by law;

(b)	required by any securities exchange on which such party’s securities are listed or traded;

(c)	required by any regulatory or governmental or other authority with relevant powers to which such party is subject;

(d)	required to vest the full benefit of this Agreement in that party or to enforce any of the rights of that party in this Agreement;

(e)	required by its professional advisers, officers or employees to provide their services (provided that the relevant disclosee undertakes, or is under a similar duty, to keep such Confidential Information (or other information which is to be treated as confidential) confidential);

(f)	that information is in or has come into the public domain through no fault of that party; or

(g)	each of the other parties have given prior written consent to the disclosure.

13.	TERMINATION

13.1	Subject to clause 13.2, this Agreement shall terminate and be of no further force or effect upon:

(a)	the Long Stop Date having occurred without Completion having occurred;

(b)	an Exit; or

(c)	the written agreement of all of the Investors.

13.2	On termination of this Agreement, clauses 11 (Announcements) and 12 (Confidentiality) shall survive and continue in full force and effect for a period of three (3) years following such date but all other rights and obligations of the parties shall cease immediately. Termination shall not affect the parties’ accrued rights and obligations as at such termination.

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14.	COSTS AND EXPENSES

14.1	Subject to clause 13.2, each party shall bear its own costs and expenses in connection with this Agreement.

14.2	The Company shall on Completion make a contribution to the fees and expenses of each Institutional Investor up to a maximum of [***]. For the avoidance of doubt, prior to the transfer of funds to the Company’s Solicitors pursuant to clause 2.5, Woodford and WEIF shall deduct an aggregate sum of [***] from their combined subscription monies; and Invesco shall deduct the sum of [***] from its subscription monies.

15.	CUMULATIVE REMEDIES

The rights, powers, privileges and remedies conferred upon any of the Investors in this Agreement are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law.

16.	WAIVER

16.1	A waiver of any right, power, privilege or remedy provided by this Agreement must be in writing and may be given subject to any conditions thought fit by the grantor. For the avoidance of doubt, any omission to exercise, or delay in exercising, any right, power, privilege or remedy provided by this Agreement shall not constitute a waiver of that or any other right, power, privilege or remedy.

16.2	A waiver of any right, power, privilege or remedy provided by this Agreement shall not constitute a waiver of any other breach or default by the other party and shall not constitute a continuing waiver of the right, power, privilege or remedy waived or a waiver of any other right, power, privilege or remedy.

16.3	Any single or partial exercise of any right, power, privilege or remedy arising under this Agreement shall not preclude or impair any other or further exercise of that or any other right, power, privilege or remedy.

17.	ENTIRE AGREEMENT

17.1	This Agreement and the documents referred to or incorporated in it constitute the entire agreement between the parties relating to the subject matter of this Agreement and supersedes and extinguishes any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether or not in writing, between the parties in relation to the subject matter of this Agreement.

17.2	Each of the parties acknowledges and agrees that it has not entered into this Agreement in reliance on any statement or representation of any person (whether a party to this Agreement or not) other than as expressly incorporated in this Agreement.

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17.3	Nothing contained in this Agreement or in any other document referred to or incorporated in it shall be read or construed as excluding any liability or remedy for fraud.

No responsibility for decision to invest

17.4	Each of the Institutional Investors agrees that:

(a)	they have not relied on or been induced to acquire any Ordinary Shares or enter into this Agreement by any representation, warranty or undertaking given by the Company, the Mereo Founders or any of their connected persons; and

(b)	neither the Company, the Mereo Founders nor any of their connected persons will have any liability to any of them (in equity, contract or tort (including negligence), under the Misrepresentation Act 1967 or in any other way) for a representation, warranty or undertaking, to the extent not incorporated into any of the Transaction Agreements.

18.	AMENDMENTS

No amendment, change or addition to this Agreement shall be effective or binding on any party unless in writing and executed by all the parties.

19.	NO PARTNERSHIP

Nothing in this Agreement is intended to or shall be construed as establishing or implying any partnership of any kind between the parties.

20.	FURTHER ASSURANCE

20.1	Each of the parties shall, at its own cost, use all reasonable endeavours from time to time on or following Completion, on being required to do so by the Company (acting reasonably), to execute any additional documents in a form satisfactory to the Company and to do or procure that any other acts or things are done to give full effect to this Agreement and secure to the Investors and the Company the full benefit of the rights, powers, privileges and remedies conferred upon the Investors and the Company in this Agreement.

20.2	Each of the parties other than the Company (and the Company in relation to votes it controls at board or general meetings of other Group Companies) shall at all times exercise the votes that it controls at general meetings and/or board meetings to give effect to this Agreement.

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21.	RIGHTS OF THIRD PARTIES

21.1	This Agreement does not confer any rights on any person or party (other than the parties to this Agreement) pursuant to the Contracts (Rights of Third Parties) Act 1999.

22.	SEVERAL LIABILITY

The Investors shall be severally liable for all representations, warranties, undertakings, covenants, agreements and obligations made, given or entered into by them in this Agreement.

23.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall constitute an original, and all the counterparts shall together constitute one and the same agreement.

24.	SERVICE OF PROCESS

Novartis shall at all times maintain an agent for service of process and any other documents in proceedings in England or any other proceedings in connection with this Agreement. Such agent shall be Novartis Pharmaceuticals UK Limited, currently of 200 Frimley Business Park Frimley/Camberley, Surrey GU16 7SR, United Kingdom and any claim form, judgment or other notice of legal process shall be sufficiently served on Novartis if delivered to the agent at its address for the time being. Novartis irrevocably undertakes not to revoke the authority of this agent and if, for any reason, the Company requests Novartis to do so it shall promptly appoint another agent with an address in England and advise the Company. If, following such a request, Novartis fails to appoint another agent; the Company shall be entitled to appoint one on behalf of Novartis at Novartis’ expense.

25.	NOTICES

25.1	Any communication to be given in connection with this Agreement shall be in writing (which shall include text transmitted by e-mail) in English and shall either be delivered by hand or sent by first class post or e-mail:

(a)	to any company or partnership which is a party, at the address set out next to its name in Schedule 2 to this Agreement (or such other address as it may notify to the other parties to this Agreement for such purpose); and

(b)	to any individual who is a party, at the address of that individual shown in Schedule 2 to this Agreement (or such other address as it may notify to the other parties to this Agreement for such purpose),

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or in each such case such other address as the recipient may notify to the other parties for such purpose in accordance with clause 25.2.

25.2	A communication sent according to clause 25.1 shall be deemed to have been received:

(a)	if delivered by hand, at the time of delivery;

(b)	if sent by pre-paid first class post, on the second day after posting; or

(c)	if sent by e-mail, at the time of transmission by the sender.

If, under the preceding provisions of this clause 25.2, a communication would otherwise be deemed to have been received outside normal business hours in the place of receipt, being 9:30 a.m. to 5:30p.m. on a Business Day, it shall be deemed to have been received at 9:30a.m. on the next Business Day.

25.3	A party may notify the other parties to this Agreement of a change to its name, relevant person, address or e-mail address for the purposes of clause 25.1 provided that such notification shall only be effective on:

(a)	the date specified in the notification as the date on which the change is to take place; or

(b)	if no date is specified or the date specified is less than five clear Business Days after the date on which notice is deemed to have been served, the date falling five clear Business Days after notice of any such change is deemed to have been given.

25.4	The provisions of clauses 25.1 to 25.4 shall not apply in relation to the service of any claim form, application notice, order, judgment or other document relating to or in connection with any proceeding, suit or action arising out of or in connection with this Agreement.

26.	SEVERANCE

26.1	If any provision of this Agreement is held to be invalid or unenforceable by any judicial or other competent authority, all other provisions of this Agreement will remain in full force and effect and will not in any way be impaired.

26.2	If any provision of this Agreement is held to be invalid or unenforceable but would be valid or enforceable if some part of the provision were deleted, the provision In question will apply with the minimum modifications necessary to make it valid and enforceable.

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27.	CAPACITY OF INVESTORS

27.1	Each of the parties acknowledges and agrees that:

(a)	Invesco is acting at all times as agent for and on behalf of the Invesco Fund;

(b)	Invesco shall have no liability to acquire the Shares allocated to the Invesco Fund under this Agreement; and

(c)	Invesco shall have no liability as principal in respect of the Invesco Fund’s obligations under this Agreement, including, but not limited to, the obligation to purchase the Shares from the Company.

27.2	Woodford Investment Management LLP has entered into this agreement as agent of WPCT and WEIF and as such assumes no responsibility or liability whatsoever. Any consents or actions to be made or taken or any rights to be exercised by WPCT and WEIF hereunder shall be exercised by Woodford Investment Management LLP.

27.3	WPCT shall hold its shares through its nominee and will require the share certificate to be in the name of: Nortrust Nominees Limited a/c WIZ01. The WPCT share certificate shall be sent to: Northern Trust, 50 Bank Street, London E14 5NT for the attention of Jordan Hutchinson, UK Residual Settlements.

27.4	WEIF shall hold its shares through its nominee and will require the share certificate to be in the name of: Nortrust Nominees Limited a/c WIX01. The WEIF share certificate shall be sent to: Northern Trust, 50 Bank Street, London E14 5NT for the attention of Jordan Hutchinson, UK Residual Settlements.

28.	INTERPRETATION

28.1	The clause and paragraph headings and the table of contents used in this Agreement are inserted for ease of reference only and shall not affect its interpretation.

28.2	References in this Agreement and the Schedules to the parties, the Introduction, Schedules and clauses are references respectively to the parties, the Introduction and Schedules to and clauses of this Agreement.

28.3	References to persons include bodies corporate, unincorporated associations and partnerships, in each case whether or not having a separate legal personality.

28.4	References to “writing” or “written” include any other non-transitory form of visible reproduction of words.

28.5	References to times of the day are to that time in London and references to a day are to a period of 24 hours running from midnight.

28.6	Except where the context specifically requires otherwise, words importing one gender shall be treated as importing any gender, words importing individuals shall be treated as importing corporations and vice versa, words importing the singular shall be treated as importing the plural and vice versa, and words importing the whole shall be treated as including a reference to any part of it.

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28.7	References to any English legal term or legal concept shall in respect of any jurisdiction other than England be deemed to include that legal term or legal concept which most approximates in that jurisdiction to such English legal term or legal concept.

29.	GOVERNING LAW AND JURISDICTION

29.1	This Agreement and any dispute or claim arising out of or in connection with it or its subject matter, whether of a contractual or non-contractual nature, shall be governed by and construed in accordance with the law of England and Wales. The parties irrevocably submit to the exclusive jurisdiction of the Courts of England for the purpose of settling any dispute arising out of or in connection with this Agreement.

30.	DEED

This Agreement is executed as a deed by the parties and is delivered and takes effect on the date at the beginning of this Agreement.

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SCHEDULE 1

PART A: CASH SUBSCRIPTIONS FOR ORDINARY SHARES ON COMPLETION

(1) Name	(2) Commitment £	(3) Number of Ordinary Shares Issued on Completion	(4) Price paid for Ordinary Shares Issued on Completion £	(5) Remaining Commitment £
Invesco Perpetual High Income Fund	27,600,000	3,848,913	7,082,000	20,518,000
Woodford Patient Capital Trust plc (Nortrust Nominees Limited a/c WIZ01)	20,000,000	3,218,126	5,921,351	14,078,649
CF Woodford Equity Income Fund (Nortrust Nominees Limited a/c WIX01)	28,938,345	3,802,527	6,996,649	21,941,695

PART B: NOVARTIS SUBSCRIPTIONS FOR ORDINARY SHARES

(1) Name	(2) Loan Notes	(3) Number of Ordinary Shares Issued on Completion
Novartis Lichtstrasse 35, CH-4002, Basel, Switzerland	25,812,941	3,849,000

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SCHEDULE 2

POST-COMPLETION SHARE CAPITAL OF THE COMPANY1

	(1) Name and Address and Contact Details	(2) Number of Ordinary Shares	(3) Price paid for Ordinary Shares £ / shares	(4) Proportion of voting capital	(5) Number of options over Ordinary Shares
1.	[***]	1,050,000	1050	5.3%	580,597
2.	[***]	708,000	708	3.6%	290,298
3.	[***]	575,000	575	2.9%	290,298
4.	[***]	337,000	337	1.7%	290,298
5.	[***]	23,000	23	0.1%	58,060
6.	[***]	337,000	337	1.7%	81,284
7.	[***]	95,000	95	0.5%	81,284
8.	[***]	1,735,000	1735	8.8%	81,284
9.	[***]	125,000	125	0.6%	267,075
10.	[***]	15,000	15	0.1%
11.	[***]				290,298
12.	[***]				580,597
13.	Other employees/directors				566,663
14.	Novartis Pharma AG Lichtstrasse 35, CH-4002 Basel Switzerland	3,849,000	Issued in consideration for retirement of loan notes in Mereo Newcos	19.5%

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15.	Invesco Perpetual High Income Fund Invesco Asset Management Limited (as agent for and on behalf of its discretionary managed client) at Perpetual Park, Perpetual Park Drive, Henley-on-Thames, Oxfordshire RG9 1HH Email: [***] With copy to: Address: Jones Day, 21 Tudor Street, London EC4Y 0DJ Email: [***]	3,848,913	£7,082,000	19.5%
16.	CF Woodford Equity Income Fund (Nortrust Nominees Limited a/c W1X01, Northern Trust, 50 Bank Street, London E14 5NT)	3,802,527	£6,996,649	19.3%
17.	Woodford Patient Capital Trust plc (Nortrust Nominees Limited a/c WIZ01, Northern Trust, 50 Bank Street, London E14 5NT)	3,218,126	£5,921,351	16.3%
18.	WG Partners One Carey Lane, London EC2V 8AE	21,730		0.1%
	TOTAL	19,740,296	£20,005,000	100.0%	3,458,036

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SCHEDULE 3

LIABILITIES

Please note that the following liabilities of the Company exist:

1.1	fees of £[***] are payable and will become payable in respect of an [***] engagement letter dated 1 April 2015 appointing [***] as advisers to carry out work on share valuations agreed fees comprising a fund raising cost of £[***] will become payable on Completion in respect of a [***] engagement letter with the Company dated 30 June 2015 relating to the provision of financial advisory services in connection with a private placement for the Company, with additional fees of up to [***]% of the total of the Commitment set out in column 2 of Part A of Schedule 1 (payable on the draw down of such Commitment); fees of £[***] are payable in respect of advice received from [***] in respect of a review of employment contracts;

1.2	fees, costs and expenses costs incurred by [***] by or on behalf of the Company in connection with the preparation and negotiation of the Novartis Asset Sale Agreement of £[***] and the Transaction Agreements for the fund raising of £[***], and the transactions contemplated therein, are payable and will be payable by the Company; fees, costs and expenses costs incurred by the legal counsel of the Institutional Investors of £[***] for the fund raising will be payable by the Company;

1.3	certain pre-Completion expenses incurred on behalf of the Company by [***] including travel and subsistence and accommodation costs of £[***] and consultants fees for diligence activities of £[***] will become repayable;

1.4	consultancy payments of £[***] will become payable to [***], a director of the Company, relating to assistance with diligence activities and contractual advice prior to Completion;

1.5	a post transaction commitment of clinical trial start-up expenses of $[***] funded at risk by [***] prior to Completion will become repayable;

1.6	a post transaction commitment payment of $[***] will become due to Novartis representing the Company’s [***]% share of a one-off payment to a third party to cancel certain future milestone and royalty obligations;

1.7	the Company has engaged [***] to provide design services for its website with an estimated cost of £[***];

1.8	the Company has engaged [***] pursuant to an engagement letter dated 23 June 2015 in respect of reviewing, negotiating and completing a new agreement for lease with an estimated cost of £[***] which shall be a post transaction commitment; and

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1.9	the Company has engaged [***] pursuant to an engagement letter dated 12 March 2015 with an estimated total cost of £[***], although [***] fees in respect of the work carried out pursuant to the engagement letter have been paid to date by [***].

Total fund raising costs comprise up to £[***] and comprise [***] % of the Commitments.

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SCHEDULE 4

INFORMATION ON THE GROUP

THE COMPANY

1.	Date of incorporation:	10.03.2015

2.	Jurisdiction of incorporation:	United Kingdom

3.	Registered number:	09481161

4.	Directors:	Frank Armstrong Peter Bains Anders Ekblom Kunal Kashyap Denise Pollard-Knight

5.	Secretary:	Charles Sermon

6.	Registered office:	Green Park House, 15 Stratton Street London W1J 8LQ

7.	Accounting reference date:	31/12

8.	Charges outstanding:	None

Execution Version

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

SCHEDULE 5

THE MEREO NEWCOS

A.	Mereo BioPharma 1 Limited

1.	Date of incorporation:	18.06.2015

2.	Jurisdiction of incorporation:	United Kingdom

3.	Registered number:	09646998

4.	Issued Share Capital:	1 ordinary share of £1 fully paid or credited as fully paid

5.	Shareholder:	The Company

6.	Directors:	Denise Pollard-Knight Alastair Mackinnon Charles Sermon Richard Bungay

7.	Registered office:	Green Park House, 15 Stratton Street London W1J 8LQ

8.	Accounting reference date:	31/12

9.	Charges outstanding:	None

B.	Mereo BioPharma 2 Limited

1.	Date of incorporation:	18.06.2015

2.	Jurisdiction of incorporation:	United Kingdom

3.	Registered number:	09647035

4.	Issued Share Capital:	1 ordinary share of £1 fully paid or credited as fully paid

Execution Version

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

5.	Shareholder:	The Company

6.	Directors:	Denise Pollard-Knight Alastair Mackinnon Charles Sermon Richard Bungay

7.	Registered office:	Green Park House, 15 Stratton Street London W1J 8LQ

8.	Accounting reference date:	31/12

9.	Charges outstanding:	None

C.	Mereo BioPharma 3 Limited

1.	Date of incorporation:	18.06.2015

2.	Jurisdiction of incorporation:	United Kingdom

3.	Registered number:	09647034

4.	Issued Share Capital:	1 ordinary share of £1 fully paid or credited as fully paid

5.	Shareholder:	The Company

6.	Directors:	Denise Pollard-Knight Alastair Mackinnon Charles Sermon Richard Bungay

7.	Registered office:	Green Park House, 15 Stratton Street London W1J 8LQ

8.	Accounting reference date:	31/12

9.	Charges outstanding:	None

Execution Version

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

SCHEDULE 6

Call option Shares

Founder	Call Option Shares	Call option Price £
[***]	617,404	617.00
[***]	550,488	550.00
[***]	447,077	447.00
[***]	262,026	262.00
[***]	17,883	18.00
[***]	262,026	262.00
[***]	73,865	74.00
[***]	51,282	51.00
[***]	711,795	712.00
[***]	6,154	6.00

Execution Version

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Annex A

Company Presentation

[attached separately]

Execution Version

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

EXECUTED as a Deed (but not delivered	)
until dated) by	)
WOODFORD INVESTMENT	)
MANAGEMENT LLP as agent for and on	)
behalf of WOODFORD PATIENT	)
CAPITAL TRUST PLC, acting by:
AUTHORISED SIGNATORY

Witness signature:

Witness name:

Witness address:

Witness occupation:

EXECUTED as a Deed (but not delivered	)
until dated) by	)
WOODFORD INVESTMENT	)
MANAGEMENT LLP as agent for and on	)
behalf of CF WOODFORD Equity Income	)
Fund, a sub fund of CF Woodford
Investment Fund acting by:
AUTHORISED SIGNATORY

Witness signature:

Witness name:

Witness address:

Witness occupation:

Execution Version

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

EXECUTED as a Deed (but not delivered	)
until dated) by	)
INVESCO ASSET MANAGEMENT	)
LIMITED acting as agent for and on behalf of its	)
Discretionary managed client the	)
INVESCO PERPETUAL HIGH INCOME	)
FUND, acting by:	)
Director

Witness

Execution Version

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

NOVARTIS PHARMA AG

By:
Name:
Title:

By:
Name:
Title:

Execution Version

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

EXECUTED as a Deed (but not delivered	)
until dated) by	)
MEREO BIOPHARMA GROUP	)
LIMITED, acting by:	)
)
Director

Director

Execution Version

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

EXECUTED as a Deed (but not delivered	)
until dated) by	)
DENISE POLLARD-KNIGHT	)

Denise Pollard-Knight

in the presence of:
Witness
Witness name:
Witness name:
Witness occupation:

EXECUTED as a Deed (but not delivered	)
until dated) by CHARLES SERMON	)
)
Charles Sermon

in the presence of:
Witness
Witness name:
Witness name:
Witness occupation:

Execution Version

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

EXECUTED as a Deed (but not delivered	)
until dated) by ALASTAIR MACKINNON	)
)

Alastair MacKinnon

in the presence of:
Witness
Witness name:
Witness name:
Witness occupation:

EXECUTED as a Deed (but not delivered	)
until dated) by JOHN RICHARD	)
)
John Richard

in the presence of:
Witness
Witness name:
Witness name:
Witness occupation:

Execution Version

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

EXECUTED as a Deed (but not delivered	)
until dated) by ENRIQUE MILLAN	)
)

Enrique Millan

in the presence of:
Witness
Witness name:
Witness name:
Witness occupation:

EXECUTED as a Deed (but not delivered	)
until dated) by FRANK ARMSTRONG	)
)
Frank Armstrong

in the presence of:
Witness
Witness name:
Witness name:
Witness occupation:

Execution Version

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

EXECUTED as a Deed (but not delivered	)
until dated) on behalf of NXT	)
SCIENCE AB by	)
)
on behalf of NXT Science AB

in the presence of:
Witness
Witness name:
Witness name:
Witness occupation:

EXECUTED as a Deed (but not delivered	)
until dated) by KUNAL KASHYAP	)
)
Kunal Kashyap

in the presence of:
Witness
Witness name:
Witness name:
Witness occupation:

Execution Version

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

EXECUTED as a Deed (but not delivered	)
until dated) by PETER BAINS	)
)
Peter Bains

in the presence of:	Witness

Witness name:

Witness name:

Witness occupation:

Execution Version

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

EXHIBIT C

BILL OF SALE

[See attached]

1

Execution Version

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

BGS649 BILL OF SALE AND ASSIGNMENT

This BGS649 BILL OF SALE AND ASSIGNMENT (this “Bill of Sale and Assignment”), dated July 29, 2015, by and between Mereo BioPharma 2 Limited, a private limited company incorporated in England and Wales (“Buyer”), and Novartis Pharma AG, a company organized under the laws of Switzerland (“Seller”). Capitalized terms used but not defined herein will have the meanings given to them in the BGS649 Asset Purchase Agreement, dated July 28, 2015 (the “Agreement”), by and between Buyer and Seller.

Section 1.    Buyer and Seller are parties to the Agreement, providing for, among other things, the transfer of the Purchased Assets by Seller to Buyer. Notwithstanding the foregoing, the Purchased Assets transferred, assigned, conveyed and delivered under this Bill of Sale and Assignment shall not include the Excluded Assets.

Section 2.    In consideration of the mutual obligations, releases and promises set forth in the Agreement, Seller by this Bill of Sale and Assignment does hereby convey, grant, bargain, transfer, assign, release and deliver to Buyer, and its successors and assigns, all the right, title and interest of Seller in and to the Purchased Assets free and clear of all Liens except Permitted Liens, as those terms are defined in the Agreement. Buyer assumes no liabilities or obligations of Seller involving the Purchased Assets which are related to the period prior to the date hereof, and any such liabilities or obligations shall remain the sole responsibility of Seller.

Section 3.    Seller hereby appoints Buyer, and its successors and assigns, as Seller’s true and lawful attorney, with full power or substitution, in Seller’s name but on behalf and for the benefit of Buyer, and its successors and assigns, to demand and receive any and all of the Purchased Assets, to give receipts and releases for and in respect of the same and any part thereof, and from time to time to institute and prosecute in Seller’s name or otherwise, for the benefit of Buyer, and its successors and assigns, any and all proceedings at law, in equity or otherwise, which Buyer, and its successors or assigns, may deem proper for the collection or reduction to possession of any of the Purchased Assets or for the collection and enforcement of any claim or right of any kind hereby conveyed, transferred and assigned, or intended so to be, and to do all acts relating to the Purchased Assets which Buyer, and its successors or assigns, will deem desirable. This power of attorney is coupled with an interest and is irrevocable.

Section 4.    Seller hereby covenants that, from time to time after the delivery of this Bill of Sale and Assignment, at Buyer’s request and without further consideration, Seller will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, conveyances, transfers, assignments, powers of attorney and assurances as reasonably may be requested by Buyer to more effectively convey, transfer to and vest in Buyer, and to put Buyer in possession of, any of the Purchased Assets.

Section 5.    For the avoidance of doubt, this Bill of Sale and Assignment does hereby transfer, convey and assign to Buyer all worldwide right, title and interest in and to the Purchased IP, as defined in the Agreement, together with the goodwill symbolized thereby, including all rights to sue and recover for past infringement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Section 6.    Nothing in this Bill of Sale and Assignment, express or implied, is intended or shall be construed to expand or defeat, impair or limit in any way the rights, obligations, claims or remedies of the parties as set forth in the Agreement. In the event of any conflict or inconsistency between the terms of the Agreement and the terms hereof, the terms of the Asset Agreement shall govern.

Section 7.    This Bill of Sale and Assignment is executed by, and will be binding upon, Seller and Buyer and their respective successors and assigns, effective immediately on the date hereof.

Section 8.    This Bill of Sale and Assignment shall be governed by and construed in accordance with the Laws of the State of New York (excluding any principles of conflicts of laws that would cause the application of the laws of any other jurisdiction).

Section 9.    This Bill of Sale and Assignment may be executed by facsimile or .PDF signature. This Bill of Sale and Assignment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Bill of Sale and Assignment by signing any such counterpart. Any individual signing this Bill of Sale and Assignment represents and warrants that he or she has full authority to do so.

[Remainder of page intentionally left blank]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, this Bill of Sale and Assignment has been duly executed and delivered by the parties hereto as of the date and year first above written.

NOVARTIS PHARMA AG

By:

Name:
Title:

By:

Name:
Title:

MEREO BIOPHARMA 2 LIMITED

By:

Name:
Title:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

EXHIBIT E

PATENT ASSIGNMENT

[See attached]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

BGS649 PATENT ASSIGNMENT

This BGS649 Patent Assignment (“Assignment”) is executed and delivered as of July 29, 2015 by and between Novartis Pharma AG, a Swiss corporation with its principal place of business at Novartis Campus, CH-4056 Basel, Switzerland (“Assignor”) and Mereo BioPharma 2 Limited, a limited liability company with its registered office at Green Park House, 15 Stratton Street, London, W1J8LQ, United Kingdom (“Assignee”).

WHEREAS:

Assignor owns the entire right, title, and interest in and to each patent and patent application listed on Schedule 1 hereto, and the inventions described in and underlying such patents and patent applications (collectively, the “Patents”);

Assignor and Assignee are parties to an agreement entitled BGS649 Asset Purchase Agreement dated July 28, 2015 (“Agreement”), pursuant to which Assignor has agreed, inter alia, to transfer certain assets; and

Pursuant to the Agreement and subject to the terms of this Assignment, the Assignor wishes to assign to the Assignee all right, title, interest in and to its rights in the Patents.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1. CONSIDERATION

The good and valuable consideration given by or on behalf of the Assignee is the amount provided under the Agreement, the receipt and adequacy of which are hereby acknowledged by Assignor.

2. ASSIGNMENT

The Assignor hereby assigns, sells, conveys, transfers, and delivers to the Assignee, and the Assignee hereby purchases, accepts and acquires, all of the entire right, title and interest in and to the Patents, together with all rights, privileges, and advantages thereto, including, without limitation, the right to take, defend, or appeal proceedings and recover (and retain) damages, and obtain all other remedies in respect to past infringements thereof, and the right to file patent applications under the laws of the United States and any other country that claim priority from any patent application therein, wherever such right may be legally exercised, including the right to claim the benefits of the International Convention for such applications.

Assignor hereby authorizes and requests the United States Commissioner of Patents, and the Patent Office officials in foreign countries as are duly authorized by the respective foreign patent laws to issue patents, to issue any and all patents directed to the Patents to the Assignee as the owner thereof.

1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

For the avoidance of doubt, the term “Patents” shall include all continuations, continuations-in-part, and divisionals of any United States patent application(s) or international patent application(s) designating the United States, any national stages of any international application(s), and any other patent application(s) claiming priority to any patent listed in Schedule 1, including further continuations, continuations-in-part, and divisionals such as, but not limited to, continuations of continuations and continuations of divisionals; all patents, utility models, or other grants that issue from any of the applications referred to herein and all rights and remedies associated therewith including the right to sue for and recover past damages and to recover under 35 U.S.C. § 154 (d) or any other law permitting remedies for infringement prior to issuance of the patent; all registrations and confirmations of, and importation certificates based upon, one or more of said patents, utility models, or other grants, and applications for such registrations, confirmations and importation certificates; and all reissues, renewals and extensions of said patents, utility models, registrations, confirmations and importation certificates, reexamination certificates issued for said patents and supplementary protection certificates based upon said patents and applications for such reissues, renewals, extensions, reexamination certificates and supplementary protection certificates, the same to be held and enjoyed by said Assignee to the full ends of the terms for which said patents, utility models, registrations, confirmations, importation certificates, reexamination certificates, supplementary protection certificates, reissues, renewals and extensions may be granted, as fully and entirely as the same would have been held and enjoyed by me/us if this sale, assignment and transfer had not been made.

3. FURTHER	ASSURANCES

Assignor hereby agrees to execute all documents, assist in all proceedings and take any reasonable further steps that are reasonably necessary (at the sole cost and expense of Assignee) to effectuate the transfer of the Patents to Assignee, or the perfection, registration, or recordation of the rights of Assignee thereto, as may be reasonably appropriate. If Assignor does not, within thirty (30) days of presentment, return the requested executed documents, then Assignee is hereby granted a limited power of attorney to execute all such documents on behalf of Assignor in accordance with 37 C.F.R. § 3.73. This power of attorney is coupled with an interest and is irrevocable.

4. MISCELLANEOUS	PROVISIONS

Should any provision of this Assignment be deemed invalid or unenforceable by reason of any law, statute, regulation or judgment, existing now or in the future in any jurisdiction, such provision shall be modified in such jurisdiction so as to nearly approximate the intent of the Parties. If this cannot be done, such invalid or unenforceable provision shall be divisible and be deleted in any such jurisdiction, and all other provisions shall remain in full force and effect. The modification or deletion of any provision in one jurisdiction shall have no effect on this Assignment in any other jurisdiction.

This Assignment shall be governed by the laws of the State of New York, without regard to the conflict of law principles thereof.

2

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

This Assignment may be executed in two counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but both such counterparts together shall constitute but one agreement. Delivery of an executed counterpart of a signature page of this Assignment by facsimile or other electronic transmission shall be effective as delivery of a manually executed original counterpart of this Assignment.

[Signature Page Follows]

3

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Patent Assignment to be duly signed on their behalf.

Assignor:

NOVARTIS PHARMA AG

By:
Name:
Title:

By:
Name:
Title:

Assignee:

MEREO BIOPHARMA 2 LIMITED

By:
Name:
Title:

[Signature Page to BGS649 Patent Assignment]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Schedule 1

[See attached]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

[***]

2

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

EXHIBIT F

LOAN NOTE

[See attached]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Dated                July 2015

EXCHANGE LOAN NOTE INSTRUMENT

MEREO BIOPHARMA 2 LIMITED

constituting

up to £9,886,356 unsecured fixed rate exchange loan notes

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

THIS INSTRUMENT is made by way of deed on July 2015 by Mereo BioPharma 2 Limited, a private limited company incorporated in England and Wales with registered number 09647035, whose registered office is at Green Park House, 15 Stratton Street, London, W1J 8LQ (the “Company”).

WHEREAS the Company has, pursuant to its articles of association and by a resolution of its board of directors passed on or about the date of this Instrument, created and authorised the issue of up to £9,886,356 unsecured fixed rate exchange loan notes to be constituted as provided below.

NOW THIS INSTRUMENT WITNESSES AND IT IS DECLARED as follows:

1.	INTERPRETATION

1.1	In this Instrument:

Business Day means a day (other than a Saturday or a Sunday) on which banks are generally open in London for normal business;

Conditions means the conditions of the Notes set out in Schedule 1, as from time to time modified in accordance with this Instrument;

Directors means the board of directors for the time being of the Company or a duly authorised committee of the board;

Exit means:

(a)	a Listing; or

(b)	a Sale;

Extraordinary Resolution means a resolution passed at a meeting of the Noteholders duly convened and held in accordance with the provisions of this Instrument by a majority consisting of not less than three-quarters of the votes cast on the resolution;

Final Repayment Date means, in respect of a Note, the twentieth anniversary (plus one day) of the date of issue of that Note;

Group means in relation to the Company, the Company’s subsidiary undertakings and parent undertakings and all the other subsidiary undertakings of each of its parent undertakings;

Interest Period means each period of three months ending on 31 March, 30 June, 30 September and 31 December in each year;

Interest Rate means a per annum rate of 2% above the official bank rate published by the Bank of England from time to time;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Listing means:

(a)	the admission of any of the Parent’s equity shares to trading on the London Stock Exchange’s market for listed securities becoming effective in accordance with paragraph 2.1 of the London Stock Exchange’s Admission and Disclosure Standards; or

(b)	the grant of permission for the dealing in any of the Parent’s equity shares on any other public securities market (including the Alternative Investment Market of the London Stock Exchange or any successor market) becoming effective, whether effected by way of an offer for sale, a new issue of shares, an introduction, a placing or otherwise;

Noteholder means a person whose name is entered in the Register as the holder of a Note;

Notes means the unsecured fixed rate exchange loan notes constituted by this Instrument or the nominal amounts represented by them and for the time being outstanding, as the case requires;

Parent means Mereo BioPharma Group Limited, a private limited company incorporated in England and Wales with registered number 09481161 and whose registered office is at Green Park House, 15 Stratton Street, London, W1J 8LQ;

Register means the register of holders of the Notes kept by or on behalf of the Company;

Sale means the sale of any part of the share capital of the Parent to any person resulting in that person together with any person acting in concert (as defined in the City Code on Takeovers and Mergers) which would result in such person or persons holding more than 50 per cent of the issued share capital of the Parent;

subsidiary undertaking and parent undertaking have the meanings given in section 1162 of the Companies Act 2006;

references to this Instrument are to this Instrument and the Schedules and include any instrument supplemental to this Instrument; and

words denoting the singular number only include the plural number and vice versa; words denoting one gender include the other genders; and words denoting a person include a corporation and an unincorporated association of persons.

1.2	Any reference, express or implied, to an enactment includes references to:

(a)	that enactment as re-enacted, amended, extended or applied by or under any other enactment (before or after the date of this Instrument);

(b)	any enactment which that enactment re-enacts (with or without modification); and

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

(c)	any subordinate legislation made (before or after the date of this Instrument) under that enactment, as re-enacted, amended, extended or applied as described in paragraph 1.2(a) above, or under any enactment referred to in paragraph 1.2(b) above, and enactment includes any legislation in any jurisdiction.

1.3	Subclauses 1.1 and 1.2 above apply unless the contrary intention appears.

1.4	The headings in this Instrument do not affect its interpretation.

2.	AMOUNT OF NOTES

The aggregate nominal amount of the Notes constituted by this Instrument is limited to £9,886,356. The Notes will be issued fully paid in integral multiples of £1.

3.	STATUS OF NOTES

3.1	The Notes shall be known as unsecured fixed rate exchange loan notes. The Notes shall be issued in registered form and shall be transferable in accordance with the provisions of this Instrument.

3.2	The Notes when issued shall be direct and unsecured obligations of the Company and will rank pari passu for all purposes, including the payment of capital and of interest, without any discrimination or preference between them, with all other unsecured and unsubordinated obligations of the Company, except to the extent provided by law.

4.	ISSUE AND FORM OF NOTES

4.1	Each Note shall be in or substantially in the form set out in Schedule 1, shall have a denoting serial number and the Conditions endorsed on it. Each Note shall be executed by or on behalf of the Company.

4.2	Every person who becomes a Noteholder shall be entitled without charge to receive a Note stating the total nominal amount of the Note held by him but in the case of a Note held jointly by several persons the joint holders will be entitled to only one Note in respect of their joint holding and delivery of the Note to one of such persons shall be sufficient delivery to all of them.

5.	CONDITIONS OF ISSUE

The Conditions and other provisions contained in the Schedules shall be deemed to be incorporated in this Instrument and the Notes shall be held subject to and with the benefit of the Conditions and of those provisions, all of which shall be binding on the Company and the Noteholders and all persons claiming through or under them respectively.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

6.	UNDERTAKING BY COMPANY

The Company undertakes, for the benefit of each Noteholder, to perform and observe the obligations on its part contained in this Instrument, to the intent that this Instrument shall enure for the benefit of all Noteholders each of whom may enforce the provisions of this Instrument against the Company so far as his holding of Notes is concerned.

7.	REGISTER OF NOTES

7.1	The Company shall cause a register to be maintained at its registered office (or such other place as the Company may, from time to time have appointed for the purpose). The Register shall show the amount of the Notes for the time being outstanding, the dates of issue and all subsequent transfers or changes of ownership of the Notes, the names and addresses of the Noteholders and the nominal amounts of the Notes held by the Noteholders respectively. In the event of a change in the location of the Register, the Company shall, where practicable, give not less than 21 days’ notice to the Noteholders before such change takes effect.

7.2	The Company shall not be bound to register more than four persons as the joint holders of any Note.

7.3	Any change of name or address on the part of any Noteholder shall forthwith be notified by the Noteholder to the Company and the Company shall alter the Register accordingly.

7.4	The Register shall be open to inspection at all reasonable times during normal office hours.

8.	FREEDOM FROM EQUITIES

8.1	Notwithstanding any notice the Company may have of the right, title, interest or claim of any other person, to the fullest extent permitted by law, the Company:

(a)	may treat the registered holder of any Note as the absolute owner of it;

(b)	shall not enter notice of any trust on the Register or otherwise be bound to take notice or see to the execution of any trust to which any Note may be subject; and

(c)	may accept the receipt from the registered holder for the time being of any Note for the interest from time to time accruing due or for any other monies payable in respect of it as a good discharge to the Company.

8.2	The Company will recognise every Noteholder as entitled to his Notes free from any equity, set-off or counterclaim on the part of the Company against the original or any intermediate holder of the Notes.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

9.	MEETINGS OF NOTEHOLDERS

Meetings of Noteholders may be convened and held in accordance with the provisions of Schedule 2.

10.	FURTHER NOTES

The Company may from time to time, by resolution of the Directors, cancel any unissued Notes or create and issue further unsecured loan notes either ranking pari passu in all respects (or in all respects except for the first payment of interest) so as to form a single series with the Notes or carrying such rights as to interest, redemption and otherwise as the Directors may think fit. Any further unsecured loan notes which are to form a single series with the Notes shall be constituted by an instrument expressed to be supplemental to this Instrument. Where the Notes already in issue are listed on a recognised stock exchange, application will be made to list any further notes on such recognised stock exchange.

11.	GOVERNING LAW AND JURISDICTION

11.1	This Instrument and the Notes and any non-contractual obligations arising out of or in connection with it shall be governed by English law.

11.2	The English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Instrument and/or the Notes (including a dispute relating to any noncontractual obligations arising out of or in connection with this Instrument and/or the Notes) and the Company and the Noteholders submit to the exclusive jurisdiction of the English courts.

11.3	The Company and the Noteholders waive any objection to the English courts on grounds that they are an inconvenient or inappropriate forum to settle any such dispute.

IN WITNESS of which this Instrument has been executed as a deed and delivered on the date which appears first on page 1.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

SCHEDULE 1

FORM OF NOTE

Nominal Amount

£

MEREO BIOPHARMA 2 LIMITED

(incorporated in England and Wales with registered number 09647035)

(the Company)

UNSECURED FIXED RATE EXCHANGE LOAN NOTES

THIS IS TO CERTIFY that the person(s) named below is/are the registered holder(s) of the nominal amount specified above of the unsecured fixed rate exchange loan notes of the Company, which Notes are constituted by an Instrument made by the Company on [    ] 2015 as amended and/or restated from time to time (the Instrument) and are issued subject to and with the benefit of the provisions of the Instrument including the Conditions endorsed on this Note.

NAME(S) OF HOLDER(S):

[name of holder] of [address of holder]

Dated: ●

EXECUTED as a deed by MEREO BIOPHARMA 2)
LIMITED	)
acting by	)
	)	Director

Director

Notes:

The Notes are repayable and bear interest in accordance with the Conditions endorsed on this Note.

1.	The Conditions contain restrictions on the transferability of this Note.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

2.	This Note must be surrendered before any transfer, whether of the whole or any part, can be registered. The Note must be lodged together with the instrument of transfer (which must be signed by the transferor or by a person authorised to sign on behalf of the transferor) at the Company’s registered office from time to time.

3.	The Notes and any non-contractual obligations arising out of or in connection with the Notes shall be governed by English law.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

NOTICE OF REPAYMENT

To:	[ ]

1.	We being the registered holder(s) of this Note give notice that I/we require repayment of all/£[ ] of the nominal amount of this Note in accordance with Condition 4. (note 1 below)

2.	We authorise and request you to:

(a)	[make the electronic transfer to: [insert account details]/[make the cheque payable to the person whose name is set out below or, if none is set out, to us]; and

(b)	send by prepaid registered post to the person whose name and address is set out below or, if none is set out, to the registered address of the sole or first-named Noteholder (if applicable) the cheque and a Note for the balance (if any) of the nominal amount of this Note which is not repaid.

Name
Address

(note 2 below)

Dated [                ]

Signature(s) of Noteholder(s)

(note 3 below)

Notes:

1.	Delete and/or complete as appropriate. If repayment is required of part only, the repayment specified must be an integral multiple of £1. If no indication is given of the nominal amount of the Note to be repaid, all of the Note will be repaid.

2.	Insert in BLOCK CAPITALS the name of the person to whom you wish the cheque to be made payable and/or the address of the person to whom you wish the cheque and any balance Note to be sent (if, in either case, it is different from that of the sole or first-named holder). If this space is left blank, the cheque will be made payable to the sole holder or all of the joint holders and it and any balance Note will be sent to the registered address of the sole or firstnamed holder.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

3.	In the case of joint holders ALL must sign. A body corporate should execute under its common seal or with the signature of two directors, a director and the company secretary or a director and a witness, or under the hand of some officer or agent duly authorised on behalf of the holder, in which event the Note must be accompanied by the authority under which this Notice is completed.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

CONDITIONS

Terms defined in the Instrument have the same meaning in these Conditions.

1.	Form and status

1.1	This Note is one of a series of Notes and is issued subject to and with the benefit of the provisions of the Instrument. A copy of the Instrument may be inspected during normal office hours at the registered office of the Company. The Instrument does not contain any restrictions on borrowing, or on the charging or disposal of assets, by the Company or any of its subsidiaries.

2.	Repayment

2.1	The Company may on giving not less than seven days’ notice to the Noteholders, repay at par all or part of the Notes.

2.2	To the extent not previously repaid, purchased by the Company or cancelled, the Notes will be repaid by the Company at par on the earlier of:

(a)	an Exit; and

(b)	the Final Repayment Date.

2.3	On any repayment of principal to a Noteholder under this Condition or Condition 4 the Company shall pay to him interest accrued but unpaid on the amount repaid up to (but excluding) the date of repayment, in accordance with Condition 3.

3.	Interest

3.1	Until such time as the Notes are repaid, purchased or cancelled by the Company in accordance with the provisions of the Instrument or these Conditions, interest on the outstanding principal amount of the Notes shall accrue daily and shall compound on the last day of each Interest Period at a rate equal to the Interest Rate. Any interest which falls for calculation will be calculated on the basis of a 365 or 366 day year (as the case may be).

3.2	Interest which has accrued on the Notes shall be rolled up and shall be payable upon the redemption of the Notes to the persons registered as Noteholders. Any such rolled up interest shall rank in priority to, and shall be repaid prior to, the Notes.

3.3	All payments of interest in respect of the Notes will be made subject to deduction of any income tax required to be withheld or deducted. On or as soon as practicable following each date on which any interest is paid to a Noteholder the Company shall deliver to the Noteholder a certificate as to the gross amount of the relevant interest payment and the amount of tax deducted.

3.4	Interest on any Notes becoming liable to repayment shall cease to accrue as from the due date for repayment of the Notes unless, against due delivery of those Notes for

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

repayment, payment of the principal and interest payable is not made by the Company on the due date (in which case interest will continue to accrue until, but excluding, the date of actual payment).

4.	Acceleration

4.1	A Noteholder may require the Company to repay at par all or part of the Notes held by him, together with all accrued interest thereon, if any of the following events occurs:

(a)	the Company fails to pay within 30 days of the due date any principal or interest payable in respect of the Notes held by that Noteholder (except for any amounts withheld under Condition 3.3);

(b)	an order is made by a competent court or an effective resolution is passed for winding-up of the Company (other than a voluntary winding-up for the purposes of an amalgamation, reconstruction or merger on terms previously approved by an Extraordinary Resolution);

(c)	the commencement of any insolvency proceedings in relation to the Company; or

(d)	an encumbrancer takes possession of, or an administrator or administrative receiver or a manager or receiver is appointed for or over the whole (or substantially the whole) of the undertaking or property of the Company, unless the same is removed, stayed, paid out or discharged within 30 days.

4.2	The Company shall notify the Noteholders of the happening of any of the events specified in Condition 4.1 as soon as reasonably practicable after becoming aware of the same.

4.3	In order to require repayment under this Condition a Noteholder must complete and sign the Notice of Repayment printed on the Note to be repaid (or complete such other form of Notice of Repayment as the Director may from time to time prescribe) and lodge it at the registered office of the Company (or at such other place as the Company may direct by notice to the Noteholders) while the relevant event specified in Condition 4.1 is continuing and, upon that notice being given to the Company, all of the Notes held by that Noteholder (and all accrued interest accrued thereon) will become immediately repayable. A Notice of Repayment given in accordance with this Condition shall be irrevocable.

5.	Surrender of Notes on repayment and prescription

5.1	Whenever any Notes are due to be repaid under any of these Conditions (in whole or in part) the Noteholder shall, not less than five days before the due date for such repayment, deliver those Notes or an indemnity (if the Note has been defaced, worn out, lost or destroyed) to the registered office for the time being of the Company (or to such other place as the Company may direct by notice to the Noteholders).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

5.2	If part only of the principal amount of any Note so delivered is repaid, the Company shall cancel such Note and without charge issue to the Noteholder a new Note for the balance of the principal amount due to him.

5.3	If any Noteholder fails or refuses to deliver up any Note which is liable to be repaid in whole or in part under these Conditions at the time and place fixed for repayment, or fails or refuses to accept payment of the monies due on repayment, those monies may be set aside by the Company and paid into a separate bank account and held by the Company for that Noteholder on the following terms:

(a)	the Company shall not be responsible for the safe custody of such monies or for any interest accruing on them;

(b)	the Company may deduct from such interest (if any) as those monies may earn while on deposit, any expenses incurred by the Company in that connection;

(c)	any such amount so paid or deposited, together with such interest (if any) accruing on it in accordance with Condition 3, will immediately be paid to the Noteholder or his successors upon delivery of the relevant Note at any time during the period of ten years from the making of the deposit; and

(d)	any such amount so paid or deposited, together with such interest (if any) accruing on it in accordance with Condition 3, which remains unclaimed after a period of ten years from the making of the deposit shall revert to the Company, notwithstanding that in the intervening period the obligation to pay the same may have been provided for in the books, accounts and other records of the Company.

6.	Payments

6.1	If any payment of principal or interest in respect of the Notes would otherwise fall to be made on a day which is not a Business Day, payment shall be postponed to the next day which is a Business Day and no further interest or other payment will be made as a consequence of any such postponement.

6.2	Payment of any principal or interest in respect of any Note will be made to the person shown in the Register as the holder of that Note at the close of business on the fifth Business Day before the relevant payment date (the “Record Date”), notwithstanding any intermediate transfer or transmission of the Note.

6.3

Payment of any principal or interest in respect of any Note shall be made by electronic transfer to the account specified for such purpose by the Noteholder (or Noteholders in the case of joint holders) in writing to the Company, failing which notification any such payment shall be made by cheque sent by registered post to the registered address of the Noteholder or, in the case of joint Noteholders, to the registered address of that one of them who is first named on the Register on the Record Date (or to such person and to such address as the Noteholder or joint Noteholders may in writing to the Company direct prior to the Record Date). Every

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

such cheque shall be made payable to the person to whom it is sent (or to such person as the Noteholder or joint Noteholders may direct in writing to the Company prior to the Record Date) and receipt of the cheque shall be a good discharge to the Company.

6.4	Every such cheque shall be sent by registered post not later than the Business Day preceding the due date for payment. Payments will be subject in all cases to any applicable fiscal and other laws and regulations but shall otherwise be made without set-off or counterclaim.

7.	Purchase

The Company may at any time purchase any Notes by tender (available to all Noteholders alike) or by private treaty at any price.

8.	Cancellation

Notes purchased or repaid by the Company will be cancelled and shall not be available for reissue.

9.	Modification

9.1	The provisions of the Instrument (including the Conditions) and the rights of the Noteholders may from time to time be amended, modified, abrogated or compromised or any arrangement agreed in any respect with the sanction of an Extraordinary Resolution and the written consent of the Company.

9.2	Any such amendment, modification, abrogation, compromise or arrangement effected pursuant to Condition 9.1 shall be binding on all Noteholders.

10.	Transfer

10.1	The directors of the Company shall recognise any transfer which is evidenced in writing and made in accordance with these Conditions. The transferor shall remain the legal owner of the Notes to be transferred until the name of the transferee is entered in the Register in respect of those Notes.

10.2	Every instrument of transfer must be lodged for registration at the registered office of the Company accompanied by the relevant Note(s) and such other evidence as the Company may require to prove the title of the transferor or his right to transfer the Notes or the authority of the person signing the instrument.

10.3	No transfer of a Note shall be registered:

(a)	if a notice requiring repayment of that Note (in whole or in part) has been given; or

(b)	when the Register is closed.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

10.4	If part only of the principal amount of any Note so lodged is transferred, the Company shall without charge issue to the Noteholder a new Note for the balance of the principal amount due to him. All instruments of transfer which are registered may be retained by the Company.

11.	Transmission

11.1	Any person becoming entitled to a Note in consequence of the death or bankruptcy of any Noteholder or otherwise by operation of law may upon producing evidence that he sustains the character in respect of which he proposes to act under this Condition or of his title to the Note as the Directors shall reasonably require be registered himself as the Noteholder or, subject to Condition 10, may transfer the Note.

11.2	The executors or administrators of a deceased holder of a Note (not being one of several joint holders) shall be the only persons recognised by the Company as having any title to or interest in such Note.

11.3	In the case of the death of any of the joint holders of a Note the survivors or survivor will be the only persons or person recognised by the Company as having any title to or interest in such Note.

12.	Substitution and exchange

12.1	The Company may at any time and from time to time, with the consent of the Noteholders by Extraordinary Resolution, be replaced and substituted by any member of the Company’s Group as principal debtor or principal debtors (on one or more occasion) (in such capacity, the “Substituted Debtor”) in respect of all or any of the Notes provided that:

(a)	either the Company obtains an opinion from independent tax counsel (obtained shortly before such substitution takes place and based on full disclosure of relevant facts) to the effect that there is no significant risk that the substitution will be treated as a disposal of the Notes for the purpose of United Kingdom taxation of chargeable gains or HM Revenue and Customs confirms in writing that the substitution will not be treated as a disposal of the Notes for the purpose of United Kingdom taxation of chargeable gains;

(b)	such documents (if any) are executed by the Substituted Debtor as may be necessary to give full effect to the substitution (the “Documents”), including those pursuant to which the Substituted Debtor shall undertake in favour of each relevant Noteholder to be bound by the terms and conditions of the relevant Notes as fully as if the Substituted Debtor had been named in the Instrument and the Notes as the principal debtor in respect of those Notes; and

(c)	the relevant Notes are guaranteed by the Company.

12.2	Upon execution of the Documents, the relevant Notes shall have effect as if the Substituted Debtor were named in the Notes as principal debtor in place of the Company and the Company shall be released from all its obligations in respect of the Notes.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

12.3	Not less than 20 Business Days after execution of the Documents, the Company shall give notice of any substitution to the Noteholders.

12.4	The Company may, with the consent of the Noteholders by Extraordinary Resolution, at any time require all or any of the Noteholders to exchange the Notes for loan notes issued by the Substituted Debtor on the same terms and conditions as those applicable to the Notes provided that the Company’s right to require an exchange pursuant to this Condition shall be exercisable only if:

(a)	the Company has either obtained the consent of the relevant Noteholders or it has obtained the opinion of independent tax counsel that such exchange will not crystallise a charge to any of the Noteholders to United Kingdom capital gains tax or corporation tax on chargeable gains and has obtained all relevant clearances from the relevant United Kingdom taxation authority or such exchange will fall within the provisions of section 135 of the Taxation of Chargeable Gains Act 1992 and prior clearance has been received from HM Revenue and Customs under section 138 of the Taxation of Chargeable Gains Act 1992 in respect of such exchange;

(b)	the loan notes issued in exchange will be issued on the same terms as the Loan Notes, save that the terms of the new loan notes will not include any further right of the issuer to require exchange or any similar right of exchange or conversion into other shares or securities; and

(c)	the loan notes issued in exchange are guaranteed by the Company.

12.5	The Company shall not be entitled to exercise its power of substitution or exchange under this Condition in respect of any holding of Notes if to do so would result in the holders of such Notes receiving payments of interest under withholding or deduction in respect of tax (or an increase in the rate of any such withholding or deduction) provided that this Condition shall not prevent the Company exercising its power of substitution or its power of exchange if the Substituted Debtor is a company resident in the United Kingdom for the purposes of United Kingdom taxation notwithstanding that the substitution or exchange may result in the holders of the Notes receiving payments of interest under withholding or deduction in respect of tax (or an increase in the rate of any such withholding or deduction).

12.6	For the avoidance of doubt, in the event that the Company or any Substituted Debtor complies fully with the provisions of this Condition, neither the Company nor the Substituted Debtor shall be liable for any tax or increase in tax of a Noteholder or to make any payment in respect of any withholding or deduction in respect of tax (or an increase in the rate of any such withholding or deduction) which arises in connection with a substitution or exchange.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

13.	Dealings with Notes

Each Noteholder:

(a)	agrees that the Company may, at any time redeem at any price (in whole or in part), exchange, substitute, convert, deferred, cancel, capitalise by way of an issue of shares of any class in the capital of the Company or otherwise deal with in any manner, provided that each holder of Notes shall be treated equally (pro rata to their holding of Notes) and provided that the economic position of each holder of Notes as against each other holder of Notes (in respect of their holding of Notes only) shall not be affected; and

(b)	undertakes to exercise all powers and rights lawfully available to it to procure the amendment of this Instrument to the extent necessary to give effect to the provisions of this Condition 13.

14.	Lost or destroyed Notes

If a Note is defaced, lost or destroyed it may be renewed on payment by the Noteholder of the expenses of renewal and on such terms (if any) as to evidence and indemnity as the Directors may require but so that, in the case of defacement, the defaced Note shall be surrendered before a new Note is issued. An entry as to the issue of a new Note and indemnity (if any) shall be made in the Register.

15.	Notices

15.1	Any notice to be given under this Instrument must (unless expressly provided otherwise) be in writing and be delivered or sent by prepaid registered post or fax to the Noteholder to be served at its address or fax number appearing in this Instrument, or at such other address and/or fax number as it may have notified to the Company in accordance with this Condition 15.1.

15.2	In the case of joint Noteholders, a notice or document served on the Noteholder whose name stands first in the Register shall be sufficient notice to all the joint Noteholders.

15.3	Any notice shall be deemed to have been given or made:

(a)	if delivered, at the time of delivery; or

(b)	if sent by prepaid registered post, on the second Business Day (or if posted from outside the United Kingdom, on the fifth Business Day) after it was posted.

15.4	In proving service of a notice or document it shall be sufficient to prove that delivery was made or that the envelope containing the communication was properly addressed and posted by prepaid first class registered post or by prepaid registered airmail or that the fax message was properly addressed and transmitted, as the case may be.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

16.	Governing Law

16.1	The Notes and any non-contractual obligations arising out of or in connection with the Notes shall be governed by English law.

16.2	The English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with the Notes (including a dispute relating to any non-contractual obligations arising out of or in connection with the Notes) and the Company and the Noteholders submit to the exclusive jurisdiction of the English courts.

16.3	The Company and the Noteholders waive any objection to the English courts on grounds that they are an inconvenient or inappropriate forum to settle any such dispute.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

SCHEDULE 2

PROVISIONS FOR MEETINGS OF NOTEHOLDERS

1.	Calling of meetings

1.1	The Company may at any time convene a meeting of the Noteholders. The Company shall also convene a meeting of the Noteholders if so required in writing signed by Noteholders representing not less than one-tenth in nominal amount of the Notes for the time being outstanding (excluding any in respect of which a notice requiring repayment has been given).

1.2	Every such meeting and every adjourned meeting shall be held at the registered office of the Company for the time being or such other place as the Company may specify.

2.	Notice of meetings

2.1	At least 14 or, in the case of a meeting convened for the purpose of considering an Extraordinary Resolution, at least 21 clear days’ notice of any meeting of Noteholders shall be given to the Noteholders.

2.2	Any such notice shall specify the place, day and time of the meeting and the general nature of the business to be transacted at the meeting but, except in the case of a resolution to be proposed as an Extraordinary Resolution, it shall not be necessary to specify the terms of any resolution to be proposed. Any such notice shall include a statement to the effect that proxies may be appointed in accordance with the provisions of this Schedule.

2.3	The accidental omission to give notice to, or the non-receipt of notice by, any of the Noteholders shall not invalidate the proceedings at any meeting.

3.	Chairman

A person (who need not be a Noteholder) nominated in writing by the Company shall be entitled to take the chair at a meeting of the Noteholders but if no such nomination is made or if at any meeting the person nominated is not present within 15 minutes after the time appointed for the holding of the meeting, the Noteholders present shall choose one of their number to be chairman.

4.	Quorum

At a meeting of the Noteholders two or more persons present in person or by proxy holding or representing a majority in nominal amount of the Notes for the time being outstanding shall form a quorum for the transaction of business. No business (other than the choosing of a chairman) shall be transacted at any meeting unless the requisite quorum is present at the commencement of business.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

5.	Absence of quorum

If within 15 minutes from the time appointed for a meeting of the Noteholders a quorum is not present, the meeting shall, if convened upon the requisition of Noteholders, be dissolved. In any other case it shall stand adjourned to such day and time (being not less than 14 nor more than 42 clear days after the time of the original meeting) and to such place as the chairman may decide. At such adjourned meeting, one or more Noteholders present in person or by proxy shall form a quorum.

6.	Notice of adjourned meeting

At least 14 clear days’ notice of any meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and such notice shall state the quorum required at such adjourned meeting. It shall not otherwise be necessary to give any notice of an adjourned meeting.

7.	Adjournment of meeting

The chairman may with the consent of (and shall if directed by) any meeting adjourn the same from time to time (being not less than 14 nor more than 42 clear days after the time of the original meeting) and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the original meeting.

8.	Voting on a poll

8.1	Every question submitted to a meeting of Noteholders shall be decided by a poll. A poll shall be taken at the meeting without adjournment and the result of such poll shall be deemed to be the resolution of the meeting as at the date of the taking of the poll.

9.	Persons entitled to attend and vote

9.1	Any persons duly authorised by the Company (including, without limitation, their respective legal and financial advisers) shall be entitled to attend and speak at any meeting of the Noteholders. No person shall otherwise be entitled to attend or vote at any meeting of the Noteholders unless he is registered as a Noteholder or is a representative of a corporation which is a Noteholder or a proxy of a person who is a Noteholder.

9.2	At any meeting of Noteholders every person who is so present shall have one vote in respect of every £1 nominal of Notes of which he is the holder or in respect of which he is a representative or proxy.

9.3	Without prejudice to the obligations of any proxies any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

9.4	In the case of joint Noteholders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

10.	Proxies

10.1	A Noteholder may appoint a proxy (who need not be a Noteholder) by instrument in writing in any usual or common form or in any other form which the Directors may approve or accept. The instrument appointing a proxy shall be signed by the appointor or his agent authorised in writing or, if the appointor is a corporation, shall either be executed under its common seal or be signed by an agent or officer authorised for that purpose. The Company may, but shall not be bound to, require evidence of the authority of any such agent or officer.

10.2	An instrument appointing a proxy shall, unless the contrary is stated in it, be valid for any adjournment of a meeting as well as for the meeting to which it relates. No instrument appointing a proxy shall be valid after the expiration of 12 months from its date of execution.

10.3	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed or (until registered) the transfer of the Note in respect of which the vote is given provided that no intimation in writing of such death or insanity, revocation or transfer was received by the Company at its registered office before the commencement of the meeting or adjourned meeting, or of the taking of the poll, at which the proxy is used.

11.	Deposit of proxies

An instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed, or a notarially certified copy of such power or authority, shall be deposited at such place as the Company may, in the notice convening the meeting, direct or, if no such place is appointed, at the registered office of the Company not less than 48 hours before the time appointed for holding the meeting or taking the poll at which the person named in the instrument proposes to vote and in default the instrument shall not be treated as valid.

12.	Corporate representatives

Any corporation which is a Noteholder may by resolution of its directors or other governing body authorise any person to act as its representative at any meeting of Noteholders and such representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Noteholder present in person at the meeting.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

13.	Powers of meeting

A meeting of the Noteholders shall in addition to all other powers (but without prejudice to any powers conferred on other persons in the Instrument) have the following powers exercisable only by Extraordinary Resolution namely:

(a)	to sanction any proposal by the Company for any amendment, modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Noteholders against the Company whether such rights shall arise under the Conditions, the Instrument or otherwise;

(b)	to sanction the exchange or substitution for the Notes of, or the conversion of the Notes into, other obligations or securities of the Company, or any other person or entity;

(c)	to assent to any amendment, modification, abrogation or variation of the Conditions or other provisions of this Instrument which is proposed by the Company;

(d)	to authorise any person to execute and do all such documents, deeds, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution;

(e)	to give any authority or sanction which under the provisions of this Instrument is required to be given by Extraordinary Resolution; and

(f)	to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution.

14.	Effect of Extraordinary Resolution

An Extraordinary Resolution passed at a meeting of the Noteholders duly convened and held in accordance with this Instrument shall be binding upon all the Noteholders, whether present or not at such meeting, and each of the Noteholders shall be bound to give effect to it accordingly. The passing of any such resolution shall be conclusive evidence that the circumstances of any such resolution justify its passing.

15.	Minutes

Minutes of all resolutions and proceedings at every meeting of Noteholders shall be made and duly entered in books to be from time to time provided for that purpose by the Company. Any such minutes, if they purport to be signed by the chairman of the meeting at which such resolutions were passed or proceedings transacted or by the chairman of the next succeeding meeting of the Noteholders, shall be conclusive evidence of the matters contained in them. Until the contrary is proved, every meeting in respect of which minutes of the proceedings have been made and signed in accordance with this Condition shall be deemed to have been duly held and convened and all resolutions passed or proceedings transacted at such meeting to have been duly passed and transacted.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

16.	Resolutions in writing

A resolution in writing proposed by the Company and signed by the holders of not less than three-quarters in nominal amount of the Notes for the time being in issue shall have effect in the same manner as an Extraordinary Resolution duly passed at a meeting of Noteholders duly convened and held. Such a resolution may be contained in one document or in several documents in like form, each signed by one or more of the Noteholders.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

SIGNATORIES

EXECUTED as a deed by MEREO BIOPHARMA 2)
LIMITED	)
)
	)	Director

in the presence of:
)
)
)
	)	signature of Witness
)
)
)
)
	)	name of Witness
)
)
)
)
)
)
)
)
)
	)	Address
)
)
)
	)	Occupation

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

EXHIBIT G

COMPOUND

PROJECT:	BGS649

TRADEMARK:	[***]

NON-PROPRIETARY:	[***]

MECHANISM OF ACTION:	[***]

[***]	[***]

[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

EXHIBIT H

FORM OF NOVARTIS INVOICE

[See attached]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

SAMPLE INVOICE

Sender’s Logo	INVOICE
INVOICE DATE:
Novartis Pharma AG Lichtstrasse 35	201
CH-4056 Basel, Switzerland
Phone and Fax Nr.	INVOICE No.: XXXX

Bill To:	For:
Mereo BioPharma 2 Limited	BGS649 (Royalties X Quarter 201 )
Green Park House 15 Stratton Street London W1J 8LQ

DESCRIPTION [Please specify the event for which the invoice is due]	AMOUNT (USD)
Product X (royalties XXXX – YYYY 201 calculated based on Mereo provided sales & royalty report	US$	000’000.00

Novartis Contract Code

Please remit by wire transfer within 60 days to:
Receiving Bank -
Swift Code -
ABA Number -
Credit Account -
Beneficiary -
TOTAL		000’000,00

If you have any questions concerning this invoice, contact

…………

or e-mail to …………

VAT -Reg. No. Xxxxxxxxxx (if applicable)

Version: 29 July 2015	Page 31 of 137

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.